                                                                     Exhibit 2.2

                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG



                                 MAPICS, INC.



                              MAPICS MERGER CORP.



                                      AND



                               PIVOTPOINT, INC.



                         DATED AS OF DECEMBER 15, 1999

                               TABLE OF CONTENTS

SECTION 1   TRANSACTIONS AND TERMS OF MERGER............................   1
    1.1     Merger......................................................   1
    1.2     Closing.....................................................   1

SECTION 2   ARTICLES, BY-LAWS...........................................   2
    2.1     Charter.....................................................   2
    2.2     Bylaws......................................................   2

SECTION 3   MANNER OF CONVERTING SHARES.................................   2
    3.1     Conversion of Shares........................................   2
    3.2     Shares Held by the Company..................................   3
    3.3     Dissenting Shareholders.....................................   3
    3.4     Closing Documents...........................................   3

SECTION 4   SURRENDER OF SHARES.........................................   4
    4.1     Surrender...................................................   4
    4.2     Rights of Former Company Shareholders.......................   5

SECTION 5   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   5
    5.1     Capacity and Validity.......................................   5
    5.2     Organization................................................   5
    5.3     Capitalization..............................................   6
    5.4     Title to Stock; Other Rights................................   7
    5.5     No Conflict.................................................   7
    5.6     Subsidiaries................................................   7
    5.7     Financial Statements........................................   8
    5.8     Foreign Corrupt Practices Act...............................   8
    5.9     Absence of Undisclosed Liabilities..........................   8
    5.10    Absence of Changes..........................................   8
    5.11    Taxes.......................................................   9
    5.12    Title to Assets; Encumbrances; Condition....................  11
    5.13    Real Property...............................................  12
    5.14    Personal Property...........................................  12
    5.15    Intellectual Property.......................................  12
    5.16    Computer Software and Databases.............................  15
    5.17    Product Warranty............................................  17
    5.18    Inventories.................................................  18
    5.19    Accounts Receivable.........................................  18
    5.20    Insurance...................................................  18
    5.21    Bonds, Letters of Credit and Guarantees.....................  19
    5.22    Compliance with Law.........................................  19
    5.23    Benefit Plans...............................................  20
    5.24    Contracts...................................................  21
    5.25    Suppliers and Customers.....................................  23

    5.26    Labor Matters...............................................  24
    5.27    Brokers and Finders.........................................  26
    5.28    Compliance with the Immigration Reform and Control Act......  26
    5.29    Litigation..................................................  26
    5.30    Interested Transactions.....................................  27
    5.31    Environmental...............................................  27
    5.32    Year 2000 Compliance........................................  30
    5.33    Accounts Payable............................................  31
    5.34    Thru-Put Transaction........................................  31
    5.35    Statements True and Correct.................................  31

SECTION 6   REPRESENTATIONS AND WARRANTIES OF MERGER CORP. AND MAPICS...  31
    6.1     Organization................................................  31
    6.2     Capacity and Validity.......................................  32
    6.3     No Conflict.................................................  32
    6.4     Brokers and Finders.........................................  32
    6.5     Statements True and Correct.................................  32
    6.6     Purchaser Financing.........................................  33

SECTION 7   COVENANTS AND AGREEMENTS....................................  33
    7.1     Pre-Closing Negative Covenants..............................  33
    7.2     Pre-Closing Affirmative Covenants...........................  34
    7.3     Commercially Reasonable Efforts of the Company..............  35
    7.4     MAPICS' and Merger Corp.'s Commercially Reasonable Efforts..  36
    7.5     Public Announcements........................................  36
    7.6     Notification................................................  36
    7.7     Vacation and Holiday Pay, Etc...............................  37
    7.8     Risk of Loss................................................  37
    7.9     No-Shop.....................................................  37
    7.10    Applications; Antitrust Notification........................  37
    7.11    Filings with State Offices..................................  38
    7.12    Indemnification of Company Officers, Directors..............  38
    7.13    Collection of Company Accounts Receivable...................  38
    7.14    Payment of Certain Indebtedness.............................  38

SECTION 8   TERMINATION.................................................  38
    8.1     Grounds for Termination.....................................  38
    8.2     Consequences of Termination.................................  39

SECTION 9   AMENDMENT OF AGREEMENT......................................  39

SECTION 10  SECTIONS PRECEDENT TO MAPICS' OBLIGATION TO CLOSE...........  40
   10.1     Representations and Warranties..............................  40
   10.2     Good Standing...............................................  40
   10.3     Litigation..................................................  40
   10.4     Opinion of Counsel..........................................  40
   10.5     Resolutions.................................................  40

   10.6     Governmental Concurrences...................................  41
   10.7     Adverse Changes.............................................  41
   10.8     Due Diligence Review........................................  41
   10.9     Financing...................................................  42
   10.10    Escrow Agreement............................................  42
   10.11    Indemnification Agreement...................................  42
   10.12    Resignations; Releases......................................  42
   10.13    Other Agreements............................................  42
   10.14    Dissenters..................................................  42
   10.15    Thru-Put Closing............................................  42
   10.16    HSR Act Compliance..........................................  43
   10.17    Payment of 1998 Taxes.......................................  43
   10.18    Amendment of Employee Benefit Plans.........................  43
   10.19    Pay-Off of Long-Term Debt...................................  43
   10.20    Stockholders' Agreement.....................................  43

SECTION 11  CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY TO CLOSE..  43
    11.1    Representations, Warranties and Covenants...................  44
    11.2    Resolutions.................................................  44
    11.3    Existence...................................................  44
    11.4    Opinion of Counsel..........................................  44
    11.5    Litigation..................................................  44
    11.6    Indemnification Agreement...................................  44
    11.7    Appointment of Representative...............................  45
    11.8    Escrow Agreement............................................  45
    11.9    Necessary Consents..........................................  45
    11.10   No Material Adverse Change..................................  45
    11.11   Other Agreements............................................  45
    11.12   HSR Act Compliance..........................................  45

SECTION 12  PAYMENT OF EXPENSES.........................................  45

SECTION 13  ADDITIONAL DOCUMENTS........................................  45

SECTION 14  NOTICES.....................................................  46

SECTION 15  MISCELLANEOUS...............................................  46
    15.1    Counterparts................................................  46
    15.2    Headings....................................................  46
    15.3    Assignability; Binding Terms and Provisions.................  47
    15.4    Entire Agreement............................................  47
    15.5    Governance..................................................  47
    15.6    Waiver of Breach............................................  47
    15.7    Third Party Beneficiaries...................................  47
    15.8    Dispute Resolution..........................................  47
    15.9    Knowledge...................................................  48
    15.10   Schedules...................................................  48

                               MERGER AGREEMENT
                        LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
---------
3.1                   Distribution Amounts, Percentages of Merger Consideration
5.2(a)                Organizational Documents
5.2(b)                Foreign Qualifications
5.3(a)                Company Obligations to Issue Additional Capital Stock
5.3(b)                Subsidiary Capitalization and Obligations to Issue Additional Capital Stock
5.5                   Conflicts Arising from Merger Agreement
5.6                   Subsidiaries of the Company
5.7                   Financial Statements
5.10                  Material Changes
5.11                  Taxes
5.12                  Title to Assets
5.13                  Real Property
5.14                  Personal Property
5.15(a)               Patents
5.15(b)               Royalties
5.15(c)               Officer, Director, Independent Contractor, Employee Rights in Intellectual Property
5.15(e)               Copyright, Patent, Trademark Applications and Registrations
5.15(g)               Affect of Merger on Intellectual Property Rights
5.16(a)               Computer Programs, Materials, Tapes, Source and Object Codes
5.16(e)               Grants of License, Option or Right to Computer Software and Databases
5.16(g)               Warranties to Third Parties Regarding Intellectual Property
5.17(a)               Nonconforming Warranties
5.17(b)               Nonconforming Products and Services
5.17(c)               Product Liability and Warranty Claims
5.19                  Accounts Receivable
5.20                  Insurance
5.20(a)               Insurance Claims Pending
5.22                  Licenses and Orders
5.23                  Employee Benefit Plans
5.24(a)(i)            Purchase Orders - Non-Capital Assets
5.24(a)(ii)           Purchase Orders - Capital Assets
5.24(a)(iii)          Employment or Other Affiliate Contracts
5.24(a)(iv)           Sales Representatives
5.24(a)(v)            Powers of Attorney
5.24(a)(vi)           Intellectual Property Contracts
5.24(a)(vii)          Other Critical Contracts
5.24(a)(viii)         Warranty Contracts and Maintenance Contracts
5.24(a)(ix)           Other Contracts
5.24(c)               Limits to Enforceability

5.25                  Suppliers and Customers
5.26(a)               Employees and Independent Contractors
5.26(b)(i)            Employment Contracts Not Terminable at Will
5.26(b)(ii)           Obligations to Employees and Independent Contractors
5.26(c)               Union and Collective Bargaining Agreements
5.26(d)               Employment Losses
5.27                  Brokers and Finders
5.29                  Litigation
5.30                  Interested Transactions
5.31                  Environmental Litigation
5.32                  Year 2000 Compliance
5.33                  Accounts Payable
6.4                   Brokers and Finders
7.1(g)                Mergers with Other Entities
7.7                   Vacation, Holiday Pay, Etc.

EXHIBITS
--------

3.3(b)                Escrow Agreement
10.11                 Indemnification Agreement
10.12                 Release

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of December 15, 1999, by and among PIVOTPOINT, INC. (the "Company"), a Massachusetts corporation having its principal office located in Woburn, Massachusetts; MAPICS MERGER CORP. ("Merger Corp."), a Massachusetts corporation having its principal office located in Atlanta, Georgia; and MAPICS, INC. ("MAPICS"), a Georgia corporation having its principal office located in Atlanta, Georgia.


                                   Preamble
                                   --------


     The Boards of Directors of MAPICS, Merger Corp., a wholly owned subsidiary of MAPICS, and the Company are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of the Company by MAPICS pursuant to the merger of Merger Corp. with and into the Company (the "Surviving Corporation"). At the Effective Time (as defined in Section 1.2 hereof) of such merger, the outstanding shares of the capital stock of the Company shall be converted into the right to receive from MAPICS the merger consideration set forth in Section 3.1 hereof. The Company shall continue to conduct its business and operations as a wholly owned subsidiary of MAPICS. The transactions described in this Agreement are subject to the approvals of the shareholders of the Company and Merger Corp. and the satisfaction of certain other conditions described in this Agreement.


     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   SECTION 1
                                   ---------
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------


     1.1  Merger.  Subject to the terms and conditions of this Agreement, at the
          ------
Effective Time, Merger Corp. shall be merged with and into the Company in accordance with the applicable provisions of the Massachusetts Business Corporation Act and the separate corporate existence of Merger Corp. shall thereupon cease (the "Merger"). The Company shall be the surviving corporation resulting from the Merger and shall become a wholly owned subsidiary of MAPICS and shall continue to be governed by the laws of the Commonwealth of Massachusetts. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of the Company, Merger Corp. and MAPICS and the shareholders of the Company and Merger Corp.


     1.2  Closing.  The closing of the Merger (the "Closing"), shall take place
          -------
at the offices of Alston & Bird LLP, located at One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424 at 10:00 a.m. local time, on January 10, 2000 (the

"Closing Date"), or on such other date and time as is mutually agreed upon by the parties, but in no event later than January 31, 2000 (unless the Financing Commitment (as defined in Section 6.6) has been extended, and in that case, February 15, 2000) (the "Outside Closing Date"). The transactions contemplated hereby shall be deemed to be effective for tax, accounting, and all other purposes as of 12:01 a.m. on the Closing Date, unless otherwise mutually agreed upon in writing by the parties hereto (the "Effective Time"); provided, however, the parties acknowledge that under the Massachusetts Business Corporation Law the Merger will not be effective until the Articles of Merger are properly filed.


          Subject to the provisions of Section 8 hereof, failure to consummate the transactions on the Closing Date shall not result in the termination of this Agreement, and will not relieve any party of any obligation hereunder.


                                   SECTION 2
                                   ---------
                               ARTICLES, BYLAWS
                               ----------------


     2.1  Charter.  The Articles of Organization of the Company in effect
          -------
immediately prior to the Effective Time shall be amended and restated, effective at the Effective Time, in a manner satisfactory to MAPICS. The Articles of Organization of the Company, as so amended and restated, shall be the Articles of Organization of the Surviving Corporation until otherwise amended or repealed.


     2.2  Bylaws.  The Bylaws of the Company in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.


                                   SECTION 3
                                   ---------
                          MANNER OF CONVERTING SHARES
                          ---------------------------


     3.1  Conversion of Shares.  Subject to the provisions of this Section 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the shareholders of any of the parties, the shares of the constituent corporations of the Merger shall be converted as follows:


          (a) All shares of Merger Corp. capital stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be automatically converted, in the aggregate, into ten (10) shares of the common stock, par value of $.01 per share, of the Company.


          (b) All shares of the capital stock of the Company (the "Company Capital Stock") issued and outstanding immediately prior to the Effective Time, excluding shares held by any shareholders of the Company who perfect their statutory dissenters' rights as provided in Section 3.3 of this Agreement, shall cease to be outstanding and shall be automatically converted into and exchanged for, as to each such shareholder: (i) the right to receive in cash (in immediately available funds) the amount indicated in Schedule 3.1 hereto; and (ii) with respect to certain of
                        ------------
the Company, the contingent and deferred right to receive Escrow Cash, hereinafter defined, in the percentage (of the Escrow Cash) as indicated in
Schedule 3.1 hereto. For purposes of the foregoing, the term "Escrow Cash"
------------
means, with reference to the Escrow Agreement (the "Escrow Agreement"),in substantially the form attached hereto as Exhibit 3.3(b) to be executed and delivered at the Closing by and among the Recipient (as defined therein), MAPICS and an escrow agent (the "Escrow Agent"), any Escrow Funds, as defined in the Escrow Agreement, remaining on deposit with the Escrow Agent to be disbursed in accordance with the terms of the Escrow Agreement.


     3.2  Shares Held by the Company.  Each share of the Company Capital Stock
          --------------------------
held in treasury by the Company immediately prior to the Effective Time shall at the Effective Time be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor.


     3.3  Dissenting Shareholders.  Any holder of shares of Company Capital
          -----------------------
Stock who perfects dissenters' rights in accordance with and as contemplated by
Section 85 of Chapter 156B of the Massachusetts Business Corporation Act shall be entitled to receive the fair value of such shares in cash from the Company after the Effective Time as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the Massachusetts Business Corporation Act and surrendered to the Company the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting shareholder fails to perfect, or effectively withdraws or loses, its right to appraisal and of payment for its shares, MAPICS shall issue and deliver the consideration to which such holder of shares of the Company Capital Stock is entitled under this
Section 3 (without interest) upon surrender by such holder of the certificate or certificates representing such shares held by such holder.


     3.4  Closing Documents.
          -----------------


     At the Closing, the Company, Merger Corp. and MAPICS, as the case may be, shall execute and deliver, or cause to be executed and delivered, all documents required to be delivered by each of them under this Agreement, including, but not limited to, the following (the "Closing Documents"):


          (a) A copy of resolutions duly adopted by the Board of Directors of the Company, Merger Corp. and MAPICS and the shareholders of the Company and Merger Corp. authorizing and approving their respective performance of the transactions contemplated hereby and the execution and delivery of the documents described herein, certified as true and in full force and effect as of Closing by the appropriate authorized officer of each entity;

          (b) A certified copy of the organizational documents, and all amendments thereto, of each of the Company, the Subsidiaries, defined in Section
5.6 hereof, Merger Corp., and MAPICS, each from its respective state of incorporation dated the most recent practical date prior to Closing;


          (c) A copy of the Bylaws, and all amendments thereto, of each of the Company, the Subsidiaries, Merger Corp., and MAPICS, certified as true and in full force and effect as of Closing by the appropriate authorized officer of each such entity;


          (d) A certificate of the President or a Vice President of the Company, Merger Corp. and MAPICS, certifying that as of Closing all of the representations and warranties by or on behalf of such party contained in this Agreement are true and correct in all respects as of the time of the Closing and each and every covenant and agreement of each such party to be performed prior to or as of Closing pursuant to this Agreement has been performed;


          (e) Certificates of incumbency for the respective officers of each corporate entity making certifications for Closing, dated as of Closing Date;


          (f) Certificates of corporate existence for each of Merger Corp. and MAPICS and a certificate of corporate existence and good standing for the Company and each of its Subsidiaries, each from its respective state of incorporation dated the most recent practical date prior to Closing;


          (g) Cash and share certificates as provided under Sections 3.1 and 4.1 hereof;


          (h) Such other instruments and documents as are necessary to effect the transactions contemplated hereby as provided herein, including, without limitation, the documents, instruments, certificates and things required under Sections 10 and 11 hereof.


                                   SECTION 4

                              SURRENDER OF SHARES
                              -------------------


     4.1  Surrender.  After the Effective Time, each holder of shares of the
          ---------
Company Capital Stock (other than shares to be canceled pursuant to Section 3.2 of this Agreement or as to which statutory dissenters' rights have been perfected as provided in Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Company and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement. MAPICS shall not be obligated to deliver the consideration to which any former holder of the Company Capital Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of the Company Capital Stock for exchange as provided in this

Section 4.1 or such holder provides an appropriate affidavit regarding loss of such certificate and an indemnification for loss in favor of MAPICS. The certificate or certificates of the Company Capital Stock so surrendered shall be duly endorsed as MAPICS may reasonably require.


     4.2  Rights of Former Company Shareholders.  At the Effective Time, the
          -------------------------------------
stock transfer books of the Company shall be closed and no transfer of the Company Capital Stock by any such holder shall thereafter be made or recognized. Until surrendered in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of the Company Capital Stock (other than shares to be canceled pursuant to Section 3.2 of this Agreement or as to which statutory dissenters' rights have been perfected as provided in Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor.


                                   SECTION 5
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------


     The Company hereby represents and warrants to Merger Corp. and MAPICS as follows and warrants that such representations and warranties are and will be true on and as of the Closing Date:


     5.1  Capacity and Validity.  The Company has the corporate power and
          ---------------------
authority necessary to enter into and perform its obligations under this Agreement and the other agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such other agreements have been approved by all necessary action of the Board of Directors and shareholders of the Company. This Agreement and the other agreements to which the Company is a party have been duly executed and delivered by duly authorized officers of the Company, and each such agreement constitutes, or when executed, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, other laws affecting creditors' rights generally or equitable principles.


     5.2  Organization. The Company and each of its Subsidiaries is a
          ------------
corporation duly organized, validly existing and in good standing under the laws of the respective state of incorporation and has full corporate power and authority to own, lease and operate its assets and to carry on its business. Complete, correct and certified copies of the organizational documents, and all amendments thereto, and Bylaws of the Company and its Subsidiaries, and all amendments thereto (certified by the appropriate authorized officer) are attached hereto as part of Schedule 5.2(a). The Company and each of its
                           ---------------
Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions listed on Schedule 5.2(b), and
                                                            ---------------
the character of the

Company, its Subsidiaries, its assets or the nature of its business does not require such qualification or licensing in any other jurisdiction.


          (a) All records of the proceedings of the incorporators, stockholders and Board of Directors of the Company, including those which are set forth in the Company's minute books ("Minute Books") and the stock record books of the Company ("Stock Record Books"), are being delivered to Merger Corp. and MAPICS, are correct and complete, and accurately reflect all proceedings of the Company's incorporators, stockholders and Board of Directors and all committees thereof and the ownership of the Company.


          (b) All records of the proceedings of the incorporators, stockholders and Board of Directors of the Subsidiaries, including those which are set forth in the minute books and the stock record books of the Subsidiaries are being delivered to Merger Corp. and MAPICS, are correct and complete, and accurately reflect all proceedings of the Subsidiaries' incorporators, stockholders and Board of Directors and all committees thereof and the ownership of the Subsidiaries.


     5.3  Capitalization.
          --------------


          (a) Capitalization of the Company.  The authorized capital stock of
              -----------------------------
the Company (the "Stock") consists of (i) 21,500,000 shares of $.01 par value common stock, of which 2,095,902 are currently issued and outstanding (and of which 3,250,154 will be issued and outstanding as of Closing), (ii) 161,000 shares of $.01 par value Series A preferred stock, of which 161,000 are issued and outstanding, (iii) 31,849 shares of $.01 par value of Series B preferred stock, of which 31,849 shares are outstanding, and (iv) 552,126 shares of $.01 par value of Series C preferred stock, none of which are currently issued and outstanding (and of which 552,126 will be issued and outstanding as of the Closing). The purposes of the Company and a description of each class and series of the Stock is confirmed in the Company's Restated Articles of Organization, as amended, contained in Schedule 5.2(a) hereto. All of the Stock is duly
                      ---------------
authorized and validly issued and the outstanding shares are fully paid and nonassessable, free of preemptive rights and issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws. Except as set forth on Schedule 5.3(a),
                                                             ---------------
the Company has no obligation to issue any additional capital stock of the Company or securities convertible or exchangeable for capital stock of the Company, or options or warrants for the purchase of any Stock or any securities convertible into or exchangeable for any capital stock of the Company. Except as set forth on Schedule 5.3(a), there are no outstanding rights to either demand
             ---------------
registration of any Stock under the Securities Act of 1933, as amended, or to sell any Stock in connection with such a registration of Stock.


          (b) Capitalization of Company's Subsidiary.  The authorized capital
              ---------------------------------------
stock of the Subsidiaries is set forth on Schedule 5.3(b) (the "Subsidiary
                                          ---------------
Stock"). All of the Subsidiary Stock is duly authorized and validly issued and outstanding, is fully paid and nonassessable, is free of preemptive rights and was issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws. None of the Subsidiary Stock is reserved for issuance. There are no outstanding rights to either demand registration of any Subsidiary Stock under the Securities Act of 1933, as amended, or to sell any Subsidiary Stock in connection with such a registration of Subsidiary Stock. Except as set forth on Schedule 5.3, the Company has no
                                            ------------
obligation to issue any additional capital stock of the Company or securities convertible or exchangeable for capital stock of the Company, or options or warrants for the purchase of any Stock or any securities convertible into or exchangeable for any capital stock of the Company.


     5.4  Title to Stock; Other Rights.
          ----------------------------


          (a) Title to Stock of the Company.  The Stock constitutes all of the
              -----------------------------
issued and outstanding shares of Company's Capital Stock. Except as specifically contemplated by this Agreement (including Schedule 5.3), no person
                                                       ------------
("Person") or entity has any contract, agreement, or option or any right or privilege (whether pre-emptive or contractual) capable of becoming a contract agreement or option for the purchase from the Company of any of the Stock or for the purchase, subscription or issuance of any securities of the Company.


          (b) Title to Stock of Subsidiaries.  The Company is the owner of all
              ------------------------------
right, title and interest (legal and beneficial) in and to 100% of the issued and outstanding capital stock of each of its Subsidiaries, free and clear of any mortgage, lien, security interest, pledge, encumbrance, adverse right or interest, charge or adverse claim ("Lien"). Except as specifically contemplated by this Agreement or Schedule 5.3, no Person or entity has any contract or
                     ------------
option or any right or privilege (whether pre-emptive or contractual) capable of becoming a contract or option for the purchase from the Company of any of the capital stock of the Subsidiaries or for the purchase, subscription or issuance of any securities of the Subsidiaries.


     5.5  No Conflict.  Except as disclosed on Schedule 5.5, neither the
          -----------                          ------------
execution, delivery and performance of this Agreement or any related agreements to which the Company is a party nor the consummation by the Company of the transactions contemplated hereby or thereby will (a) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of the organizational documents of the Company or any of its Subsidiaries, (b) result in a default or breach under, or require the consent or approval of any party to, any contract of the Company or the Subsidiaries,
(c) result in the violation of any law or order, or (d) result in the creation or imposition of any Lien.


     5.6  Subsidiaries. All of the Subsidiaries of the Company (the
          ------------
"Subsidiaries") are listed on Schedule 5.6 and, except as set forth on Schedule
                              ------------                             --------
5.6, the Company has not in the past had, and does not currently have, any
---
subsidiaries.  Except as set forth on Schedule 5.6, the Company has not in the
                                      ------------
past owned, and does not currently own,
directly or indirectly, any capital stock or other equity, ownership, proprietary or voting interest in any natural Person or any legal, commercial or governmental entity, such as, but not limited to, a business association, corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, or any Person acting in a representative capacity ("Person").


     5.7  Financial Statements.  The balance sheets of the Company and the
          --------------------
Subsidiaries (other than Thru-Put Technologies, Inc. ("Thru-Put")) as of December 31, 1998 and related statements of income and cash flows for the periods then ended, and, in addition, quarterly balance sheets, income statements and cash flows as of March 31, June 30, and September 30, 1999 and for the periods then ended and the balance sheets of Thru-Put and its subsidiaries, if any, and related statements of income and cash flows as of and for the periods ending the same dates (collectively, the "Financial Statements"), correct and complete copies of which are included on Schedule 5.7,
                                                                   ------------
(a) are in accordance with the books and records of the Company and the Subsidiaries, which are correct and complete and which have been maintained in accordance with good business practices; (b) present fairly the financial position of such entities as of the dates indicated and the results of its operations and its cash flows for the periods then ended; (c) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently with Company's and the Subsidiaries' past practices (except, with respect to any interim statements only, for the absence of footnote disclosure and year-end audit adjustments); (d) reflect reserves established in conformity with GAAP for all known liabilities and reasonably anticipated losses, and (e) include only those revenues reasonably recognized under SOP 97-2.


     5.8  Foreign Corrupt Practices Act.  Neither the Company nor any of the
          -----------------------------
Subsidiaries has made, offered or agreed to make or offer, any loan, gift, donation or other payment, directly or indirectly, whether in cash or in kind, for the benefit of or at the direction of, any candidate, committee, political party, political function or government or governmental authority, or any individual elected, appointed or otherwise designated as an employee or officer thereof, for the purposes of influencing any act or decision of such Person or inducing such Person to do or omit to do any act in order to obtain or retain business in violation of the United States Foreign Corrupt Practices Act.


     5.9  Absence of Undisclosed Liabilities.  Except for liabilities incurred
          ----------------------------------
since September 30, 1999 (the "Balance Sheet Date") in the ordinary course of business, none of which are material, individually or in the aggregate, neither the Company nor its Subsidiaries has any liabilities which should properly be disclosed in the Company's financial statements or notes thereto in accordance with GAAP ("Undisclosed Liabilities").


     5.10 Absence of Changes.  Since the Balance Sheet Date and except as set
          ------------------
forth on Schedule 5.10, (a) the business of the Company and its Subsidiaries has
         -------------
been carried on only in the ordinary course consistent with past practice, (b) there has been no Material Adverse Change (as defined below) with respect to the Company or any of its

Subsidiaries, (c) neither the Company nor any of its Subsidiaries has granted or paid a bonus or salary increase to any of its employees, other than in the ordinary course of business, (d) neither the Company nor any of its Subsidiaries has made any change in any method of accounting or accounting practice, (e) neither the Company nor any of its Subsidiaries has canceled, modified or waived, without receiving payment or performance in full, any (i) liability owed to the Company or any of its Subsidiaries, including without limitation, any receivable of the Company or its Subsidiaries from any affiliate or any related Person to an affiliate, (ii) litigation the Company or any of its Subsidiaries may have against other Persons or entities, or (iii) other rights of the Company or its Subsidiaries, other than in the ordinary course of business, and (f) neither the Company nor any of its Subsidiaries has experienced any material problems with product development, quality assurance, product defect or customer service, other than in the ordinary course of business. For the purposes of this Agreement, "Material Adverse Change" and "Material Adverse Effect" mean any material adverse change in or effect on (i) the business, operations, assets, liabilities, financial condition or results of operations of such Person, (ii) the ability of such Person to consummate the transactions contemplated by this Agreement or any material related agreements to which it is a party, or (iii) the ability of such party to perform any of its obligations under this Agreement or any of the other agreements to which it is a party, if such change or effect materially impairs the ability of such party to perform its obligations hereunder or thereunder, taken as a whole.


     5.11 Taxes.
          -----


          (a) Except as set forth on Schedule 5.11: (i) the Company and each of
                                     -------------
its Subsidiaries has filed all tax returns that it was required to file; (ii) all such tax returns were correct and complete in all respects; (iii) all taxes owed by the Company and any Subsidiary (whether or not shown on any tax return) have been paid; and (iv) neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any tax return. Except as set forth on Schedule 5.11, no claim has ever been made by an
                       -------------
authority in a jurisdiction where the Company and any Subsidiary does not file tax returns that it is or may be subject to taxation by that jurisdiction. Except as set forth on Schedule 5.11, there are no Liens on any of the assets of
                       -------------
the Company or any Subsidiary that arose in connection with any failure or alleged failure to pay any tax.


          (b) Except as set forth on Schedule 5.11, the Company and each of its
                                     -------------
Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. The Company and each of its Subsidiaries is in compliance with, and its records contain all information and documents necessary to comply with all applicable information reporting and tax withholding requirements under foreign, federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Code Section 3406.

          (c) Except as set forth on Schedule 5.11, there is no dispute or claim
                                     -------------
concerning any tax liability of the Company or any of its Subsidiaries either claimed or raised by any governmental authority, or as to which the Company and the directors and officers (and employees responsible for tax matters) of the Company or any of its Subsidiaries have Knowledge. Except as disclosed on
Schedule 5.11, no tax returns with respect to the Company or any of its
-------------
Subsidiaries have been audited.


          (d) Except as set forth on Schedule 5.11, neither the Company nor any
                                     -------------
Subsidiary has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.


          (e) Neither the Company nor any Subsidiary has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor any Subsidiary has made any payments, is not obligated to make any payments, and is not a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Code Sections 280G or 162(m). Neither the Company nor any Subsidiary has been a United States real property holding company within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).


          (f) Except as set forth on Schedule 5.11, neither the Company nor any
                                     -------------
Subsidiary has been a member of an affiliated group filing a consolidated federal income tax return, other than a group the common parent of which was the Company. Neither the Company nor any Subsidiary is a party to any tax allocation or sharing agreement and does not have any contractual obligation to indemnify any Person with respect to taxes.


          (g) The unpaid taxes of the Company and the Subsidiaries do not exceed the reserve for tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the unaudited balance sheets of the Company and each of its Subsidiaries as of and for the period ended September 30, 1999 included in the Financial Statements (the "Balance Sheet").


          (h) Each affiliated group has filed all income tax returns that it was required to file for each taxable period during which the Company and any Subsidiary was a member of the group. All such tax returns were correct and complete (i) in all respects in so far as they relate to the Company and any Subsidiary and (ii) in all material respects in so far as they do not relate to the Company and any Subsidiary. All material income taxes owed by any affiliated group (whether or not shown on any tax return) have been paid for each taxable period during which the Company and any Subsidiary was a member of the affiliated group.


          (i) Except as set forth in Schedule 5.11, there is no dispute or claim
                                     -------------
concerning any material income tax liability of any affiliated group for any taxable period during which the Company or any Subsidiary was a member of the affiliated group either

(i) claimed or raised by any governmental authority in writing or (ii) as to which the Company and the directors and officers (and employees responsible for tax matters) of the Company or any Subsidiary has Knowledge. Except as disclosed on Schedule 5.11, no affiliated group has waived
   -------------
any statute of limitations in respect of any material income taxes or agreed to any extension of time with respect to a material income tax assessment or deficiency for any taxable period during which the Company or any Subsidiary was a member of the affiliated group.


          (j) Neither the Company nor any Subsidiary has liability for the taxes of any Person other than the Company and its Subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.


          (k) Except as set forth in Schedule 5.11, the Company and each of its
                                     -------------
Subsidiaries, is, and has always been, a resident for tax purposes only in the United States, and the Company and each of its Subsidiaries is not subject to liability for taxes in any other country.


          (l) The Company has furnished and made available to Merger Corp. and MAPICS complete and accurate copies of all income and other tax returns and any amendments thereto filed by the Company and each of its Subsidiaries (other than Thru-Put) during the past seven (7) years and has furnished and made available such returns and amendments for Thru-Put for the period listed in Schedule 5.11.
                                                                  -------------


     5.12 Title to Assets; Encumbrances; Condition.
          ----------------------------------------


          (a) Except as disclosed on Schedule 5.12, the Company and each of its
                                     -------------
Subsidiaries has good, valid and marketable title to all of its assets free and clear of any and all Liens, except for (i) Liens for current real property taxes not yet due and payable, (ii) Liens that do not affect the value or use of any parcel of real property, and (iii) Liens, if any, relating to Merger Corp.'s financing to which the assets are contemplated to be subject at the Closing. At or prior to the Closing, all items relating to Cupertino Bank in Schedule 5.12
                                                                  -------------
shall have been satisfied and shall no longer constitute liens or security interests in the Company's assets.


          (b) Each of the buildings, structures, fixtures and other improvements included in the real property or interest owned or leased by the Company or any of its Subsidiaries and used in connection with the business (the "Improvements") and each item of personal property or interest therein owned, leased, used or controlled by the Company or any of its Subsidiaries (the "Personal Property") is in good condition and repair, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with past practices. Each Improvement and each item of Personal Property is adequate for its present and intended uses and operation, and neither the Company nor any of its Subsidiaries has any intention to use or operate any such improvement or any item of Personal Property other than as presently used or operated. The assets of the

Company and its Subsidiaries (including the interest of the Company or its Subsidiaries in all leased or licensed assets) (i) include all assets required to operate the business of the Company or its Subsidiaries; (ii) constitute all of the assets held for use or used in connection with the business of the Company or its Subsidiaries; and (iii) are adequate to conduct the business of the Company or its Subsidiaries as currently conducted.


     5.13 Real Property.
          -------------


          (a) Neither the Company nor any of its Subsidiaries currently owns, or has ever owned, any real property.


          (b) Schedule 5.13 sets forth a correct and complete list of all Real
              -------------
Property that is not owned in fee simple by the Company or its Subsidiaries that the Company or its Subsidiaries either occupies or uses or has the right to occupy or use (the "Leased Real Property") and each of the contracts of the Company and each of its Subsidiaries relating to such Leased Real Property is fully and accurately identified on Schedule 5.13, and is in full force and
                                   -------------
effect.  Except as disclosed on Schedule 5.13 or with respect to the rights of
                                -------------
landlords' mortgages, neither the Leased Real Property nor any of the Company's or its Subsidiaries' right, title or interest therein is affected by any Lien, prior interests or superior interests of any nature whatsoever that will, or potentially could, terminate or otherwise adversely affect such Leased Real Property or the right, title or interest of the Company or its Subsidiaries therein.


     5.14 Personal Property.  Schedule 5.14 contains a correct and complete list
          -----------------   -------------
of each item of Personal Property owned or leased by the Company or any of its Subsidiaries (excluding office furniture, equipment, supplies and miscellaneous items of Personal Property with an original cost of $1,000 or less). Except as disclosed on Schedule 5.14, neither the Company nor any of its Subsidiaries
             -------------
leases any Personal Property as lessor.


     5.15 Intellectual Property.
          ---------------------


          (a) Schedule 5.15(a) contains a correct and complete list of all of
              ----------------
the Company's (i) U.S. and foreign patents and pending patent applications together with any and all continuations, continuations in part, divisions, reissues, extensions and renewals thereof, (ii) trade secrets, know-how, inventions, designs, formulae and processes, whether trade secrets or not, (iii) trade names, trademarks, service marks, logos, assumed names, brand names and all registrations and applications therefor together with the goodwill of the business symbolized thereby, (iv) copyrights and any registrations and applications therefor, (v) technology rights and licenses, (vi) internet domain names registered with any third party and (vii) all other intellectual property owned by, registered in the name of, or used in the business of the Company and its Subsidiaries or in which the Company and its Subsidiaries or its business has any interest, or for which an application has been made including, without limit, the Computer Software and Databases described in Section 5.16 (collectively the "Intellectual Property"), and indicates which of such Intellectual Property is owned and which is licensed by the

Company or any of its Subsidiaries as licensee. Schedule 5.15(a) also includes
                                                ----------------
all license contracts relating to the Intellectual Property other than internal use licenses between the Company or any of its Subsidiaries and any end users of its products.


          (b) Neither the Company nor any of its Subsidiaries or predecessors (or any goods or services sold by any of them) has violated, infringed upon or unlawfully or wrongfully used or disclosed the Intellectual Property of any third party. The business of the Company and its Subsidiaries, as presently conducted, including without limitation the development modification, copying, distribution, display, marketing, licensing, support and use of the Company's and Subsidiaries' Intellectual Property, do not infringe or violate any trademark, copyright, trade name, trade secret, patent or other intellectual property rights of any third party, nor has the Company or any of its Subsidiaries received notice from any third party alleging such infringement or violation or otherwise asserting that any of the Intellectual Property is invalid or unenforceable. The Company Knows of no basis for any claim of such infringement, violation, unenforceability, invalidity or misuse. The Company and each of its Subsidiaries has taken commercially reasonable and legally necessary measures to enforce, maintain and protect its interests and, to the extent applicable, the rights of third parties, in and to the Intellectual Property. The Company and each of its Subsidiaries has, and upon consummation of the transactions contemplated by this Agreement, will continue to have, except as otherwise disclosed in this Agreement, all right, title and interest in or to, or the license to use, copy, distribute, market, modify, display, license and/or support, as applicable in the business of the Company or its Subsidiaries, the Intellectual Property; the Company and its Subsidiaries have no restriction or limitation on its or their right to use, market, license, modify, copy, support, or distribute the Intellectual Property (other than with respect to internal use licenses), including without limitation, the Computer Software and Databases, either directly or through others. The consummation of the transactions contemplated by this Agreement will not alter or impair any Intellectual Property rights of the Company or any of its Subsidiaries. Except as set forth on Schedule 5.15(b), the Company and its Subsidiaries are not obligated to make,
   ------------------
nor has the Company or any of its Subsidiaries incurred any Liability to make, any payments for royalties, fees or otherwise to any Person in connection with any of the Company's or its Subsidiaries' Intellectual Property. The Company and each of its Subsidiaries owns or has the valid right to use all of the Intellectual Property rights that it is presently using in the conduct of its business or that it proposes to use in the performance of any contract, proposal or letter of intent to which it is a party. Except as set forth on Schedule
                                                                   --------
5.15(b), neither the Company nor any of its Subsidiaries has licensed or
-------
sublicensed its rights in any Intellectual Property or granted any right or license or assumed any obligation which would restrict or impair the Company's and the Subsidiaries' right to market, use, license, modify, support, distribute or display the Intellectual Property. All patents, trademarks, trade names, service marks, assumed names, and copyrights and all registrations thereof included in or related to the Intellectual Property of the Company and its Subsidiaries are valid, subsisting and in full force and effect. Neither the Company nor any of its Subsidiaries has Knowledge of any infringement of the Intellectual Property of the Company or its Subsidiaries, and there are no pending infringement actions against another for infringement of the Intellectual

Property of the Company or its Subsidiaries or theft of trade secrets of the Company or its Subsidiaries.


          (c) All Intellectual Property used by the Company and its Subsidiaries in its business (other than shrinkwrap licenses for software internally used by the Company or its Subsidiaries in its business) or provided by the Company or its Subsidiaries to its customers that is owned by the Company or its Subsidiaries has been either (i) developed by employees of the Company or its Subsidiaries; (ii) developed by independent contractors each of which is a party to a contract described in Section 5.24(a)(iii); or (iii) was acquired by purchase or license from a third party pursuant to a contract with the Company or its Subsidiary which assigns to the Company or any of its Subsidiaries any interest in any Intellectual Property that relates to the business of the Company or its Subsidiaries. Except as described on Schedule 5.15(c), every
                                                    ----------------
current and former officer, director, consultant, independent contractor or employee of the Company and each of its Subsidiaries has entered into a contract that requires such officer, director, consultant, independent contractor or employee to assign to the Company or to one of its Subsidiaries any interest in any Intellectual Property that relates to the business of the Company or its Subsidiaries and to keep confidential any trade secrets, proprietary data or other proprietary business information of the Company or its Subsidiaries, or any customer of the Company or its Subsidiaries, and to Company's Knowledge no such officer, director, consultant, independent contractor or employee is in breach of his, her or its obligations pursuant to any such contract, nor any obligations they may have to any third parties (including former employers) nor is a party to any contract that requires such individual to assign any interest in any Intellectual Property that relates to the business of the Company or its Subsidiaries to any Person other than the Company or any of its Subsidiaries or that restricts or prohibits such officer, director, consultant or employee from engaging in activities on behalf of the Company or its Subsidiaries. Except as disclosed on Schedule 5.15(c), each employee, officer, director, consultant and
             ----------------
independent contractor who has had access to a source code for the products of the Company or its Subsidiaries or similar proprietary information or who has developed any portion of the Intellectual Property of the Company or its Subsidiaries has executed an appropriate form of confidentiality and inventions assignment agreement with respect to such activities.


          (d) The Company and each of its Subsidiaries has sufficient rights to the Intellectual Property described in Schedule 5.15 to continue to operate its
                                       --------------
business as conducted on the date hereof. The conduct of the business of the Company and each of its Subsidiaries does not infringe any Intellectual Property of any other Person.


          (e) The Company or one or more of its Subsidiaries is the sole owner of record for each copyright, patent and trademark application and registration listed on Schedule 5.15(e). There is no opposition, interference or cancellation
          ----------------
proceeding before any court or registration authority in any jurisdiction against the registrations listed on Schedule 5.15(e), or, to the Knowledge of
                                    ----------------
the Company, against any Intellectual Property licensed to the Company or any of its Subsidiaries that is pending or threatened.

          (f) There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which the Company or its Subsidiaries is a party or, to the Company's Knowledge, which otherwise apply to the Company, that (i) restrict Company's or its Subsidiaries' rights to use any Intellectual Property, (ii) restrict the Company's or its Subsidiaries' business in order to accommodate a third party's Intellectual Property rights or (iii) permit third parties to use any Intellectual Property owned or controlled by the Company or its Subsidiaries.

          (g) Except as set forth on Schedule 5.15(g), the consummation of the
                                     ----------------
transactions contemplated hereby will not result in the loss or impairment of the Company's or its Subsidiaries' right to own or use any of its Intellectual Property, nor will require the consent of any government authority or third party in respect of such Intellectual Property.

          (h) No present or former officer, director, partner, employee or independent contractor of the Company or any of its Subsidiaries owns or has any proprietary, financial or other interest, direct or indirect, in any of the Intellectual Property of the Company or its Subsidiaries, including without limitation any trade secrets, know-how, inventions, designs, formulae and processes relating to equipment or machinery used in connection with the business of the Company or its Subsidiaries.

     5.16 Computer Software and Databases.
          -------------------------------

          (a) With respect to all of the Company's and the Subsidiaries' products, Schedule 5.16(a) accurately identifies, and describes the functions
          ----------------
of, (a) all computer programs, materials, tapes, source and object codes incorporated therein, and all prior and proposed versions, releases, modifications, updates, upgrades and enhancements thereto, as well as documentation and listings related thereto (the "Computer Software") and databases in all forms, versions and media, together with prior and proposed updates, modifications and enhancements thereto (the "Databases") owned, licensed, leased, internally developed or otherwise used in connection with the business of the Company or its Subsidiaries and (b) all Computer Software and Databases sold, leased or licensed by the Company or its Subsidiaries to any third party. The Computer Software and Databases identified and described on
Schedule 5.16(a) perform substantially in accordance with the documentation and
----------------
other written material related thereto or used in connection therewith and are, to the Knowledge of the Company, free of material defects in programming and operation, and are in machine-readable form.

          (b) The Company has delivered to Merger Corp. and MAPICS complete and correct copies of the Computer Software and Databases and all user, development and technical documentation related to the Computer Software and Databases.

          (c) Neither the Company or its Subsidiaries nor, to the Company's Knowledge, any employee, contractor or agent thereof, has developed or assisted in the enhancement of the Computer Software and Databases except for enhancements included in the Computer Software and Databases as delivered to MAPICS and custom enhancements delivered to authorized end user internal use licensees of the Computer Software and Databases.

          (d) To the Company's Knowledge, no employee or contractor of the Company or its Subsidiaries is, or is now expected to be, in default under any term of any employment contract relating to the Computer Software or Databases or noncompetition arrangement, or any other contract or any restrictive covenant relating to the Computer Software or Databases, or their respective development or exploitation. The Computer Software and the Databases were developed entirely by the employees of the Company or its Subsidiaries during the time they were employees only of the Company or any of its Subsidiaries or by consultants who have assigned in writing all of their rights in the Computer Software and Databases to the Company or to one of its Subsidiaries.

          (e) All right, title and interest in and to the Computer Software and the Databases identified and described on Schedule 5.16(a) developed by the
                                          ----------------
Company or its Subsidiaries are owned by the Company, free and clear of all Liens, are fully transferable to Merger Corp. and MAPICS, and no Person other than the Company or its Subsidiaries has any ownership interest in such Computer Software and Databases including without limitation, any security interest, license, contingent interest or otherwise. The Company's or its Subsidiaries' development or sale or license of such Computer Software and Databases did and does not violate any rights of any other Person and neither the Company nor any of its Subsidiaries has received any communication alleging such a violation. Neither the Company nor any of its Subsidiaries has any obligation to compensate any Person for the development, use, sale or exploitation of such Computer Software or Databases. Neither the Company nor any of its Subsidiaries has granted to any other Person, (other than end users validly licensed under written license agreements with the Company or its Subsidiaries to use the products for internal purposes only) any license, option or other right to develop, use, sell or exploit in any manner such Computer Software or Databases, whether requiring the payment of royalties or not, except as set forth in
Schedule 5.16(e).
----------------

          (f) The Company has kept secret and has not disclosed the source code for any of the Computer Software or Databases identified and described on
Schedule 5.16 to any Person other than certain employees of, and consultants to,
-------------
the Company or its Subsidiaries. The Company has taken all reasonable measures to protect the confidential and proprietary nature of the Computer Software and Databases identified and described on Schedule 5.16. To the Knowledge of the
                                      -------------
Company, there are no trademark rights of any Person other than the Company or its Subsidiaries in the names listed in Schedule 5.15.
                                        -------------

          (g) Except as set forth on Schedule 5.16(g) or Schedule 5.17(a),
                                     ----------------
neither the Company nor any of its Subsidiaries has given any warranties to any third parties with respect to the products or services offered by it.

          (h) Schedule 5.16(e) identifies each Person (other than end users
              ----------------
validly licensed under written license agreements with the Company or any of its Subsidiaries to use the products for internal purposes only) to whom the Company or any of its Subsidiaries has sold, licensed, leased or otherwise transferred or granted any interest or rights to any of the Computer Software and Databases identified and described on Schedule 5.16 and the date of each such sale,
                            --------------
license, lease or other transfer or grant. The Company has previously delivered to Merger Corp. and MAPICS complete and accurate copies of all documents relating to each such sale, license, lease or other transfer or grant.

          (i) In the event of conflict or inconsistency between Sections 5.15 and 5.16, the terms of Section 5.15 shall take precedence.

     5.17 Product Warranty.
          ----------------

          (a) Except as set forth in Schedule 5.17(a), the products and services
                                     ----------------
the Company and each of its Subsidiaries provides to its customers conform in all material respects with any written specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company and any of its Subsidiaries without imposition of any performance credits or other penalties, and there has not been during the last three (3) years any claim made against the Company or any of its Subsidiaries by any customer of the Company or its Subsidiaries or by any other Person alleging that any the Company or Subsidiary product or service (including each version thereof that has been licensed or otherwise made available by the Company or Subsidiary to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company or Subsidiary, and, to the Knowledge of the Company, there is not a reasonable basis for any such claim. Except as set forth on Schedule 5.17(a), no product liability or
                               ----------------
warranty claims have been communicated in writing to or threatened in writing against the Company or any of its Subsidiaries.

          (b) Each product and service manufactured, sold, leased, delivered or provided by the Company or its Subsidiaries is in conformity with all applicable contracts and all express and implied warranties, and except as set forth on
Schedule 5.17(b), neither the Company nor any of its Subsidiaries has any
--------------------------
liability (and, to the Company's Knowledge there is no reasonable basis for any assertion of liability) for replacement or repair thereof or other damages in connection therewith.

          (c) Except as set forth on Schedule 5.17(c), the Company, its
                                     ----------------
Subsidiaries, and its predecessors have not had a claim made or, to the Knowledge of the

Company, threatened against it based on any theory of product liability or express or implied warranty. Except as set forth on Schedule 5.17(c), neither
                                                    ----------------
the Company nor its Subsidiaries or predecessors has breached or violated any express or implied warranty made to its customers. Schedule 5.17(c) identifies
                                                   ----------------
and accurately and completely describes all oral, written, express, implied and other warranties and guarantees (including, without limitation, extended warranties) made by the Company or its Subsidiaries and identifies each customer of the Company or its Subsidiaries who has received anything other than such warranty and guarantee and the terms and duration of such deviation. Schedule
                                                                     --------
5.17(c) identifies and accurately describes (i) each warranty or guarantee claim
-------
asserted against the Company or its Subsidiaries during the last five (5) years,
(ii) each warranty or guarantee claim paid (in whole or in part) by the Company or its Subsidiaries during the last five (5) years, and (iii) each outstanding warranty or guarantee claim asserted or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries.

     5.18 Inventories.  The Company and the Subsidiaries have no inventory other
          -----------
than supplies.

     5.19 Accounts Receivable.  All accounts receivable, notes receivable and
          -------------------
other monies due to the Company and each of its Subsidiaries for performance of services and other business transactions (whether or not on the books of the Company) on the closing date (the "Accounts Receivable") are (a) validly existing and (b) enforceable by the Company or its Subsidiaries in accordance with the terms of the instruments or documents creating them, and (c) other than as listed on Schedule 5.19, collectible within ninety days (90) after billing at
             -------------
the full recorded amount thereof less an allowance for collection losses disclosed in the Balance Sheet, or in the case of Accounts Receivable arising after the Balance Sheet Date, an allowance for collection losses accrued on the books of the Company or the Subsidiaries in the ordinary course of business consistent with past practices and in accordance with GAAP. The allowance for collection losses on the Balance Sheet was established in the ordinary course of business consistent with past practices and in accordance with GAAP. The Accounts Receivable represent monies due for, and have arisen solely out of, bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practices. None of the Accounts Receivable represent monies due for goods either sold on consignment or sold on approval. Except as set forth on Schedule 5.19,
                                                                -------------
there are no refunds, discounts or other adjustments payable with respect to any such Accounts Receivable, and there are no defenses, rights of set-off, counterclaims, assignments, restrictions, encumbrances, or conditions have been asserted by third parties on or affecting any Account Receivable.

     5.20 Insurance.  All of the assets and the operations of the Company and
          ---------
its Subsidiaries of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured by the Company in such amounts and against such losses, casualties or risks as is (a) usual in such companies and for such assets, operations and businesses, (b) required by any law applicable to the Company, or

(c) required by any contract of the Company. Schedule 5.20 contains a complete
                                             -------------
and accurate list of all insurance policies now in force and held or owned by the Company or its Subsidiaries, and Schedule 5.20 indicates the name of the
                                     -------------
insurer, the type of policy, the risks covered thereby, the amount of the premiums, the term of each policy, the policy number and the amounts of coverage and deductible in each case and all outstanding claims thereunder. Correct and complete copies of all such policies have been delivered to Merger Corp. and MAPICS by the Company at least five (5) business days prior to the date of this Agreement. All such policies are in full force and effect and enforceable in accordance with their terms. Neither the Company nor any of its Subsidiaries is now in default regarding the provisions of any such policy, including, without limitation, failure to make timely payment of any premiums due thereon, and neither the Company nor any of its Subsidiaries has failed to give any notice or present any claim thereunder in due and timely fashion. The Company has not been refused or denied renewal of any insurance coverage. In addition to the deductibles set forth on Schedule 5.20, such Schedule discloses all risks that
                         -------------
are self-insured by the Company or any of its Subsidiaries that in the ordinary course of business could be insured. A list of insurance claims currently pending is attached as Schedule 5.20(a).
                       ----------------

     5.21 Bonds, Letters of Credit and Guarantees.  Neither the Company nor any
          ---------------------------------------
other related Person of the Company or any of the Company's Subsidiaries has issued any bonds (whether denominated bid, litigation, performance, fidelity, DD&D, or otherwise), letters of credit, and guarantees for the benefit of the Company or relating to the Company or its Subsidiaries or business, and no such bond, letter of credit or guaranty is in force or outstanding.

     5.22 Compliance with Law.
          -------------------

          (a) The Company and each of its Subsidiaries has complied with and is in compliance in all materials respects with all laws, licenses and orders applicable to, required of or binding on the Company, its Subsidiaries, its assets or business, and there is no basis for any claim of current or past noncompliance with any such law, license or order. No written notices from any governmental authority with respect to any failure or alleged failure of the Company, its Subsidiaries, its assets or business to comply with any law, license or order have been received by the Company or its Subsidiaries, nor, to the Knowledge of the Company, are any such notices proposed or threatened.
Schedule 5.22 contains a complete and correct list and copies of all licenses
-------------
and orders applicable to, required of, or binding on the Company, its Subsidiaries, its assets or business.

          (b) The Company and each of its Subsidiaries holds all licenses necessary for or used in the operations of its business, and each such license is in full force and effect. No application, action or proceeding is pending for the renewal or modification of any of such licenses, and no application, action or proceeding is pending or, to the Knowledge of the Company, threatened that may result in the denial of the application for renewal, the revocation, modification, nonrenewal or suspension of any of such licenses, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to the Company or any of its Subsidiaries that may materially and adversely affect the rights of the Company or its Subsidiaries under any such license. All returns, reports and statements required to be filed by the Company or its Subsidiaries with any governmental authority have been filed and complied with and are complete and correct as filed.

          (c) Except as set forth on Schedule 5.22, there are no capital expenditures that the Company anticipates will be required to be made in connection with the Company, its Subsidiaries or its business as now conducted in order to comply with any law applicable to the Company, its Subsidiaries or any of its assets or its business as now conducted.

     5.23 Benefit Plans.
          -------------

          (a) Neither the Company nor any member of a group of trades or businesses under common control ("ERISA Affiliate") (as defined in Sections 4001(a)(14) or 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) with the Company have at any time sponsored, contributed to, or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" as defined in ERISA Section 3(35), or to any "multiemployer plan" as defined in ERISA Section 3(37).

          (b) Schedule 5.23 lists every Employee Benefit Plan that affects or is
              -------------
available to employees or independent contractors performing duties to or for the Company or its Subsidiaries.

          (c) The Company has made available to Merger Corp. and MAPICS (i) copies of each Employee Benefit Plan, including the Employee Benefit Plans of any Subsidiary, and any amendments, or, in the case of unwritten Employee Benefit Plans, a written summaries thereof; (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS or, the Department of Labor in connection with any such Employee Benefit Plan; (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any such Employee Benefit Plan with respect to the most recent three plan years; and (iv) the most recent summary plan description for any such Employee Benefit Plan and any material modifications thereto.

          (d) Each Employee Benefit Plan has been maintained in compliance with the applicable terms of ERISA, the Code and any other applicable law. Each Employee Benefit Plan has been administered in accordance with its written terms except to the extent inconsistent with applicable law. No oral or written representation or communication with respect to any aspect of any Employee Benefit Plan has been made to employees of the Company or its Subsidiaries prior to the Closing that is not in accordance with the written or otherwise preexisting terms and provisions of such Employee Benefit Plan. There are no unresolved claims or disputes under the terms of, or in connection with, Employee Benefit Plans of the Company or its Subsidiaries other than claims for benefits that are payable in the ordinary course of business, and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any of the Employee Benefit Plans. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a determination letter from the IRS to that effect, and the Company does not Know of any circumstances that could result in revocation of any such favorable determination letter.

          (e) No provision under any Employee Benefit Plan exists that would prevent the Company or its Subsidiaries from amending or terminating any Employee Benefit Plan without incurring any liability thereunder.

          (f) All contributions and payments accrued under each Employee Benefit Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date.

          (g)  Except as set forth on Schedule 5.23, no Employee Benefit Plan
                                      -------------
provides life or health benefits beyond the termination of covered employment except to the extent required by COBRA.

     5.24 Contracts.
          ---------

          (a)  Description.
               -----------

               (i)   Purchase Orders -- Non-Capital Assets.  Schedule 5.24(a)(i)
                     -------------------------------------   -------------------
     contains a list of each outstanding contract of the Company and each of its Subsidiaries for the acquisition of goods, assets or services other than purchase orders or other commitments for the acquisition of capital assets and other than purchase orders and other commitments that do not exceed $20,000 each or $100,000 in the aggregate, all of which were executed in the ordinary course of business consistent with past practice by the Company or its Subsidiaries.

               (ii)  Purchase Orders -- Capital Assets.  Schedule 5.24(a)(ii)
                     ---------------------------------   --------------------
     contains a list and brief description of each outstanding contract of the Company and each of its Subsidiaries for the acquisition of capital assets that were executed in the ordinary course of business consistent with past practice of the Company or its Subsidiaries (other than purchase orders and other commitments that do not exceed $20,000 each or $100,000 in the aggregate).

               (iii) Employment, Other Affiliate Contracts.  Schedule
                     -------------------------------------   --------
     5.24(a)(iii) contains a list and brief description of each contract of the
     ------------
     Company or any of its Subsidiaries with any trade union, employee, officer, consultant, independent contractor or Affiliate of the Company.

               (iv)   Sales Representatives. Schedule 5.24(a)(iv) contains a
                      ---------------------  --------------------
     list of each contract of the Company or its Subsidiaries with any agent, broker, value added reseller company, sales representative, distributor or dealer of, or any Person in a similar representative capacity for, the Company or its Subsidiaries.

               (v)    Powers of Attorney. Schedule 5.24(a)(v) contains a list
                      ------------------  -------------------
     and brief description of each power of attorney continuing in effect, whether limited or general, given to any Person by the Company.

               (vi)   Intellectual Property Contracts.  Schedule 5.24(a)(vi)
                      -------------------------------   --------------------
     contains a list and brief description of each contract of the Company or any of its Subsidiaries that relates to the Intellectual Property of the Company or its Subsidiaries, including, without limitation, (i) contracts evidencing Liens, (ii) each contract pursuant to which any of the Company's or any of its Subsidiaries' Intellectual Property has been licensed or rights therein have been otherwise transferred to others, and (iii) each other license, franchise, distributorship or other contract that relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or any of its Subsidiaries in the conduct of the business (exclusive of any shrink-wrap license agreements entered into in the ordinary course of business).

               (vii)  Other Critical Contracts.  Schedule 5.24(a)(vii) contains
                      ------------------------   --------------------
     a list and brief description of all contracts not entered into in the ordinary course and upon which the business, assets, or financial condition of the Company or any of its Subsidiaries depends on or would be materially affected.

               (viii) Warranty Contracts and Maintenance Contracts.  Schedule
                      --------------------------------------------   --------
     5.24(a)(viii) contains a list and brief description of each contract of the
     --------------
     Company or any of its Subsidiaries that relates to (i) product or service warranties (including, without limitation, extended warranties) or guarantees provided to the Company or its Subsidiaries by third parties or to third parties by the Company or its Subsidiaries or (ii) maintenance of products for the Company or its Subsidiaries by third parties or for third parties by the Company or its Subsidiaries. For purposes of this Agreement, the term "product" shall include Computer Software and Databases where applicable. Schedule 5.24(a)(viii) also sets forth a schedule of
                        ------------------------
     costs incurred by the Company or its Subsidiaries under each such warranty and maintenance contract described in the preceding sentence for each of the last three (3) fiscal years in the aggregate for each such year and by customer for each such year.

               (ix)   Other Contracts.  Schedule 5.24(a)(ix) contains a list and
                      ---------------   --------------------
     brief description of each other contract of the Company or its Subsidiaries that: (A) provides for monthly payments by or to the Company or its Subsidiaries in excess of $5,000, (B) provides for payments, or under which payments actually made were, by or to the Company or its Subsidiaries in any calendar year or fiscal year, in excess of $50,000, (C) requires performance by the Company or its Subsidiaries of any obligation for a period of time extending beyond twelve (12) months from the Closing Date, (D) that is not terminable by the Company or its Subsidiaries without penalty or liability upon sixty (60) days or less notice, (E) evidences, creates, guarantees or services indebtedness of the Company or its Subsidiaries other than current liabilities, (F) establishes or provides for any joint venture, partnership or similar arrangement involving the Company or its Subsidiaries, or (G) guarantees or endorses the liabilities of any other Person.

     The lists or descriptions contained in all Schedules referred to above are correct and complete as of the date unless hereof otherwise noted thereon.

          (b)  Copies. Correct and complete copies of all the written contracts,
               ------
and correct and complete descriptions of all oral contracts, in each case as referred to in Section 5.24(a) (the "Material Contracts") have been delivered to Merger Corp. and MAPICS on or before the Closing Date.

          (c)  No Default.  Neither the Company nor, to the Knowledge of the
               ----------
Company, any other party is in default under any of the Material Contracts, and there is no basis for any claim of default under any of the foregoing. Each of the Material Contracts (i) is in full force and effect, (ii) constitutes a valid, legal and binding agreement of the parties thereto, enforceable in accordance with its terms except enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally or equitable principles and as otherwise set forth on Schedule
                                                                       --------
5.24(c), and (iii) was executed in the ordinary course of business consistent
-------
with past practice by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any contract or contracts that, either separately or in the aggregate, causes or will cause a Material Adverse Effect with respect to the Company, its Subsidiaries, its business or assets. Except as set forth on Schedule 5.24(c), the continuation, validity and
                                ----------------
effectiveness of each of the Material Contracts will not be affected in any way by the consummation of the transactions contemplated by this Agreement. The Company has no Knowledge of any party to any Material Contract with the Company or its Subsidiaries that intends to cease to perform any material obligation under such contract or to withhold any payment thereunder.

     5.25 Suppliers and Customers. Schedule 5.25 sets forth each supplier to
          -----------------------  -------------
whom payments were made by the Company or its Subsidiaries that equaled or exceeded five percent (5%) of the Company's cost of goods sold for the fiscal years ended December 31, 1997 and December 31, 1998, or to whom payments are projected to equal or exceed such percentage for the current fiscal year (the "Large Suppliers") and the percentage of the Company's and each of its Subsidiaries cost of goods sold allocable to each Large Supplier for each such fiscal year. Schedule 5.25 sets forth (i) each past and present customer or
              -------------
group of related customers that were the twenty-five (25) largest customers of the Company and the twenty-five (25) largest customers of each of its Subsidiaries

(other than Thru-Put) for each of the last three (3) fiscal years (for the Company and Subsidiaries other than Thru-Put, the "Large Customers"), and (ii) each present customer or group of related customers that that are currently the ten (10) largest customers of Thru-Put (as to Thru-Put, the "Large Customers").
Schedule 5.25 also reflects the percentage of the Company's or its Subsidiaries
-------------
gross sales allocable to each such Large Customer for each such fiscal year. Except as reflected on Schedule 5.25, no supplier is a sole source of supply of
                       -------------
any good or service to the Company or any of its Subsidiaries. The relationships of the Company and the Subsidiaries with its Large Suppliers and Large Customers are good commercial working relationships, and, except as set forth on Schedule
                                                                       --------
5.25, neither (i) any of the Large Suppliers or any of the Large Customers, nor
----
(ii) any supplier who at any time during the last 12 months was or now is the sole source of supply of any good or service, has terminated, or threatened to terminate, its relationship with the Company or its Subsidiaries or has during the last 12 months decreased or limited, or threatened to decrease or limit, its services, supplies or materials to the Company or its Subsidiaries or its usage or purchase of the goods or services of the Company, as the case may be (other than customers whose agreements have been or are being fulfilled). The Company has no Knowledge that any of the Large Suppliers or any of the Large Customers intends to terminate or otherwise modify adversely its relationship to the Company or any of its Subsidiaries or to decrease or limit its services, supplies or materials to the Company or any of its Subsidiaries or its usage or purchase of the goods or services of the Company or its Subsidiaries, as the case may be, and the transactions contemplated by this Agreement will not, to the Knowledge of the Company, materially adversely affect the relationship of the Company or its Subsidiaries with any of the Large Suppliers or any of the Large Customers.

     5.26 Labor Matters.
          -------------

          (a)  Schedule 5.26(a) contains a correct and complete (i) list of all
               ----------------
employees of the Company and each of its Subsidiaries, (ii) list of all independent contractors of the Company and each of its Subsidiaries, (iii) schedule of the direct compensation (including wages, salaries and actual or anticipated bonuses) plus a description of other annual benefits, paid or provided in the fiscal year ended December 31, 1998 and in the current fiscal year, to all of the officers, directors and employees of the Company and each of its Subsidiaries, and (iv) schedule of the direct and indirect compensation paid or provided in the fiscal year ended December 31, 1998, and in the current fiscal year, to all independent contractors of the Company and any of its Subsidiaries. Each independent contractor of the Company or any of its Subsidiaries meets the standards under all laws, including without limitation IRS Regulations and federal and state labor regulations) as independent contractors and no such Person is an employee of the Company or any of its Subsidiaries under any applicable law.

          (b)  Except as set forth on Schedule 5.26(b)(i), the employment of
                                      -------------------
each employee and independent contract of the Company and each of its Subsidiaries is terminable at will by the Company without any penalty, liability or severance obligation incurred by the Company or its Subsidiaries. Neither the Company nor its Subsidiaries
will owe any amounts to any of its employees or independent contractors as of the Closing Date, including, without limitation, any amounts incurred for wages, bonuses, vacation pay, sick leave or any severance obligations. If each employee or independent contractor of the Company and its Subsidiaries were to be terminated as of date of this Agreement, Schedule 5.26(b)(ii) sets forth all
                                         --------------------
obligations the Company and its Subsidiaries would owe to each employee, including, without limitation, any amounts for wages, bonuses, vacation pay, sick leave or any severance obligations.

          (c)  Except as, and to the extent, set forth on Schedule 5.26(c), (i)
                                                          ----------------
neither the Company nor any of its Subsidiaries is a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association applicable to any employees of the Company or its Subsidiaries, and no attempt to organize any of the employees of the Business has been made, proposed or threatened, (ii) neither the Company nor any of its Subsidiaries has ever had any Equal Employment Opportunity Commission or state fair employment practice agency charges or other claims of employment discrimination, harassment or wrongful discharge made against it or any of its employees, (iii) no state or federal Wage and Hour Department investigations have ever been made of the Company or its Subsidiaries and no claims or charges relating to wage and hour issues have been filed or, to the Knowledge of the Company, threatened, (iv) no labor strike, dispute, slowdown, stoppage or lockout is pending or threatened against or affecting the Company or any of its Subsidiaries, and during the past five
(5) years there has not been any such action, (v) no unfair labor practice charge or complaint against the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any similar Governmental Authority, (vi) no Office of Federal Contract Compliance Programs compliance review or investigation or other United States Department of Labor or state department of labor compliance review or investigation has been made of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any notice of any such compliance review or investigation, (vii) neither the Company nor any of its Subsidiaries is bound by any consent decree or settlement agreement relating to employment decisions or relations with employees, independent contractors nor applicants for employment, (viii) no Occupational Safety and Health Administration investigations have been made of the Company or any of its Subsidiaries in the past five (5) years, and (ix) the Company has no Knowledge that any of the officers, employees, consultants, agents, independent contractors, or other Persons performing services for the Company or any of its Subsidiaries, will terminate or contemplates terminating his or her employment or independent contractor relationship currently or at any time within sixty
(60) days after the Closing Date or will otherwise not be available to the Company or any of its Subsidiaries on the same terms and conditions as his or her current employment by, or independent contractor relationship with, the Company or its Subsidiaries.

          (d) Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), neither the Company nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or its Subsidiaries; and neither the Company nor its Subsidies has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth on Schedule 5.26(d), none of the
                                                   ----------------
Company's employees or the employees of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the Closing Date.

     5.27 Brokers and Finders.  Except as set forth on Schedule 5.27, no finder
          -------------------                          -------------
or any agent, broker or other Person acting pursuant to authority of the Company is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     5.28 Compliance with the Immigration Reform and Control Act.  The Company
          ------------------------------------------------------
and each of its Subsidiaries is in full compliance with, and has not violated the terms and provisions of, the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (the "Immigration laws"). With respect to each employee (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations) of the Company and its Subsidiaries for whom compliance with the Immigration laws by an employer (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) is required, the Company has supplied to Merger Corp. and MAPICS such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers that are retained with the Form I-9 by the employer pursuant to the Immigration laws. Neither the Company nor any of its Subsidiaries has ever been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration laws, nor is any such proceeding pending or threatened.

     5.29 Litigation.
          ----------

          (a)  Except as disclosed on Schedule 5.29, there has not been since
                                      -------------
January 1, 1998, and there is no action, administrative or other proceeding, arbitration, cause of action, claim, complaint, criminal prosecution, inquiry, hearing, governmental or regulatory investigation, governmental or regulatory charge, litigation, notice (written or oral) by any Person alleging potential liability or requesting information relating to or affecting the Company or any of its Subsidiaries in connection with the business, its assets (including, without limitation, contracts relating to the Company or its Subsidiaries), the business or the transactions contemplated by this Agreement ("Litigation") pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and there is no reasonable basis for any such Litigation or any facts or the occurrence of any event that might reasonably be expected to give rise to any Litigation.

          (b) There is no outstanding decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or governmental authority ("Order") binding on the Company, its Subsidiaries, its assets, business or securities.

          (c)  None of the pending or threatened Litigation itemized on Schedule
                                                                        --------
5.29, if adversely determined, would individually or in the aggregate result in
----
a loss in excess of $100,000.

          (d) There are no pending or, to the Knowledge of the Company, threatened investigations or inquiries regarding the Company or its Subsidiaries. Schedule 5.29 identifies and describes all inspection reports,
               -------------
questionnaires, inquiries, demands, requests for information, and claims of violations or noncompliance with any law received by the Company or its Subsidiaries from any governmental authority and all written statements or responses of the Company or its Subsidiaries with respect thereto.

     5.30 Interested Transactions.  Except as set forth on Schedule 5.30, the
          -----------------------                          -------------
Company is not a party to any contract or other transaction with any affiliate of the Company, any related party of any affiliate of the Company (other than as a stockholder or employee of the Company), or any Person in which any of the foregoing (individually or in the aggregate) beneficially or legally owns, directly or indirectly, five percent (5%) or more of the equity or voting interests. Except as described on Schedule 5.30, none of the Persons described
                                  -------------
in the first sentence of this Section 5.30 owns, or during the last three (3) years has owned, directly or indirectly, beneficially or legally, (individually or in the aggregate) five percent (5%) or more of the equity or voting interests of any Person that competes with the Company.

     5.31 Environmental.  Except as set forth on Schedule 5.31:
          -------------                          -------------

          (a) There is no Environmental Litigation (as defined below) (or litigation against any Person whose liability for Environmental Matters (as defined below), or whose violation of Environmental Laws, hereinafter defined, the Company or any of its Subsidiaries has or may have retained or assumed contractually or by operation of law) pending or, to the Knowledge of the Company, threatened with respect to (i) the ownership, use, condition or operation of the Company's business, the Company's assets or any asset formerly held for use or sale by the Company or any of its predecessors or formerly held for use or sale by the Company; or (ii) violation or alleged violation of any Environmental Law or any Order related to Environmental Matters. There are no existing violations of (i) Environmental Law or (ii) Order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Company's business, Subsidiaries, assets or any asset formerly held for use or sale by the Company or any of its predecessors with respect to its business. There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, any Environmental Matter, that could form the basis of (i) any Environmental Litigation against the Company or its Subsidiaries, or (ii) any litigation against any Person whose Liability (or any portion thereof) for Environmental Matters or violation of Environmental Laws the Company has or may have retained or assumed contractually or by operation of law. Neither the Company nor any of its Subsidiaries or predecessors nor anyone Known to the Company has used any assets or premises of the Company or its Subsidiaries or any of its predecessors or any part thereof for the handling, treatment, storage or disposal of any Hazardous Substances (as defined below). The disclosure of facts set forth on Schedule
                                                                    --------
5.31 shall not relieve the Company or any other Person of any of its obligations
----
under this Agreement, or otherwise, specifically including, without limitation, the obligation to indemnify Merger Corp. and MAPICS as set forth in the indemnification agreement to which reference is made in Section 10.11 hereof.

          (i)   "Environmental Litigation" means any litigation, regulatory
                 ------------------------
     proceeding or enforcement action in any court or before or by any governmental authority or private arbitrator, mediator or tribunal against the Company, its Subsidiaries, its business or its assets (including, without limitation, notice or other communication written or oral by any Person alleging potential liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from (y) any Environmental Matter or (z) any circumstances or state of facts forming the basis of liability, or alleged liability under, or violation or alleged violation under, any Environmental Law.

          (ii)  "Environmental Matter" means any matter or circumstances related
                 --------------------
     in any manner whatsoever to (w) the emission, discharge, disposal, release or threatened release of any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as such terms are defined by the applicable Environmental Laws) and any chemicals, pollutants, contaminants, petroleum, petroleum products or oil ("Hazardous Substance") into the environment, or (x) the treatment, storage, recycling or other handling of any Hazardous Substance, (y) the placement of structures or materials into waters of the United States, or (z) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace or on the Real Property.

          (iii) "Environmental Laws" means all Laws prohibiting, limiting, or
                 ------------------
     regulating pollution or providing protection for the environment or human health as it relates to the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.
                                                                         -- ---
     ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws prohibiting, limiting, or
                 -- ---
     regulating emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise prohibiting, limiting, or regulating the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance. For purposes of this Section 5.31 the term "Laws" includes laws, regulations, rules, ordinances, or bylaws at the federal, state, and local levels.

          (b) No release, discharge, spillage or disposal of any Hazardous Substances has occurred or is occurring at any assets or premises of the Company or its Subsidiaries or any of its predecessors or any part thereof, while or before such assets or premises were owned, leased, operated, or managed, directly or indirectly, by the Company or its Subsidiaries.

          (c) No soil or water in, under, or adjacent to any assets or premises of the Company of its Subsidiaries or assets formerly held for use or sale by the Company or any of its Subsidiaries or predecessors has been contaminated by any Hazardous Substance while or before such assets or premises were owned, leased, operated or managed, directly or indirectly, by the Company or any of its Subsidiaries or predecessors.

          (d) All waste containing any Hazardous Substances generated, used, handled, stored, treated, or disposed of (directly or indirectly) by the Company or any of its Subsidiaries or predecessors has been released or disposed of in compliance with all applicable Environmental Laws including all applicable reporting requirements, and the Company has no Knowledge of any Environmental Litigation with respect to any such release or disposal.

          (e) All underground tanks and other underground storage facilities presently or previously located at real property owned, leased, operated, or managed by the Company or any of its Subsidiaries or predecessors or any such tanks or facilities located at such real property while any of these properties was owned, leased, operated, or managed by the Company or any of its Subsidiaries or predecessors are listed together with the capacity and contents (former and current) of each such tank or facility on Schedule 5.31. None of
                                                      -------------
such underground tanks or facilities is leaking or has ever leaked.

          (f) All waste, hazardous or otherwise, has been removed from real property of the Company and its Subsidiaries or predecessors.

          (g) The Company and its Subsidiaries and predecessors have complied with all applicable reporting requirements under all Environmental laws concerning the disposal or release of Hazardous Substances, and neither the Company nor any of its Subsidiaries or predecessors has made any such reports concerning real property owned, leased, operated, or managed by the Company or any of its Subsidiaries or concerning the operations or activities of the Company or any of its Subsidiaries or predecessors.

          (h) There is no asbestos containing material at, on, or in any building or other Improvement on the real property owned, leased, operated, or managed by the Company or its Subsidiaries.

          (i) Without limiting the generality of any of the foregoing, (i) all on-site and off-site locations where the Company or any of its Subsidiaries or predecessors has stored, disposed or arranged for the disposal of Hazardous Substances are identified on Schedule 5.31, and (ii) no polychlorinated
                             -------------
biphenyls (PCBs) are used or stored at, on or in real property owned, leased, operated or managed by the Company or any of its Subsidiaries or predecessors.


     5.32 Year 2000 Compliance.  Except as set forth on Schedule 5.32, all of
          --------------------                          -------------
the Company's and its Subsidiaries' business systems and products sold, leased or licensed to customers, including without limitation computer hardware and its Computer Software and Databases and all prior releases and versions of such Computer Software and Databases, are "Year 2000 Compliant." The expression "Year 2000 Compliant" means with respect to any system or product of the Company or any of its Subsidiaries, to the extent that other third party information technologies not marketed, licensed or distributed by the Company or its Subsidiaries and used in combination with such systems or products, properly exchanges date and time data with them, and excluding products provided by third Parties which are not marketed, licensed or distributed by the Company or its Subsidiaries and that extend the functionality beyond that which the Company and its Subsidiaries products currently provide, that such system or product:

          (i) accepts input and provides output of data involving dates or portions of dates correctly and without ambiguity as to the twentieth or twenty-first centuries;

          (ii) manages, stores, manipulates, sorts, sequences and performs calculations with respect to data involving dates or portions of dates before, during, and after January 1, 2000 (including single-century or multi-century date formulas) without malfunction, amends or aborts; and

          (iii) manages the leap year occurring in the year 2000 and any dates used by programmers to create exceptions where no date could be determined as specified (e.g. 12/31/99 or 09/09/99).

"Processing" of date information includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates in an unambiguous form, and performing calculations, comparisons or operations or taking action or making decisions using dates, portions of dates, or time periods. The Company's Point.Man product and each of the other products of the Company and the Subsidiaries is Year 2000 compliant pursuant to, and the representation contained in this Section 5.32 is qualified by, the following warranty:
Point.Man, and each of such other products, was designed from the start to be

Year 2000 compliant. Point.Man utilizes the Microsoft Windows 4-digit "year" date format on all programs and calculations to ensure dates greater than December 31, 1999 are properly recognized by the system. To ensure that Point.Man implementation is set up to utilize the 4-digit "year" dates, all Microsoft Windows date settings on a user's Control Panel must be set for 4-digit years and a user must enter 4 digits for years 2000 and beyond. Such implementation shall not adversely affect any other products with which Point.Man typically interoperates and, shall not adversely affect any customer's implementation of Point.Man.

     5.33 Accounts Payable.  Except as set forth on Schedule 5.33, the trade
          ----------------                          -------------
accounts payable of the Company and its Subsidiaries and all other monies due from the Company or its Subsidiaries for purchases of goods and the performance of services (the "Accounts Payable") are (i) validly existing, (ii) enforceable against the Company or its Subsidiaries in accordance with the terms of the instruments or documents creating them, and (iii) were created less than sixty
(60) days prior to the date hereof.  Schedule 5.33 contains a complete and
                                     -------------
correct list of all Accounts Payable, as of the end of the month preceding the Closing Date. Except as set forth on Schedule 5.33, the Accounts Payable
                                      -------------
represent monies due from the Company or its Subsidiaries, and have arisen solely out of, bona fide sales and deliveries of goods, performance of services and other business transactions with third parties in the ordinary course of business consistent with past practices. None of the Accounts Payable represent monies due from the Company or its Subsidiaries for goods either sold on consignment or sold on approval.

     5.34 Thru-Put Transaction.   The Purchase and Sale Agreement pursuant to
          --------------------
which the Company is to acquire a substantial portion of the assets of Thru-Put has been authorized, executed and delivered by the Company and any Subsidiary a party thereto.

     5.35 Statements True and Correct.  No representation or warranty made by
          ---------------------------
the Company pursuant to this Agreement or any other document, agreement or instrument delivered pursuant hereto, including, without limitation, the Financial Statements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.


                                   SECTION 6
           REPRESENTATIONS AND WARRANTIES OF MERGER CORP. AND MAPICS
           ---------------------------------------------------------

     Merger Corp. and MAPICS hereby represent and warrant to the Company as follows and warrants that such representations and warranties are and will be true on and as of the Closing Date:

     6.1  Organization.  Merger Corp. is a corporation duly organized, validly
          ------------
existing, and in good standing under the laws of the Commonwealth of Massachusetts, with the corporate power and authority to carry on its business and to own, lease and operate its assets. MAPICS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, with the corporate power and authority to carry on its business and to own, lease and operate its assets.

     6.2  Capacity and Validity.
          ---------------------

          (a) MAPICS has the corporate power, capacity and authority necessary to enter into and perform its obligations under this Agreement and the other agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements have been approved by all necessary action of the directors of MAPICS. This Agreement and the other agreements to which MAPICS is a party has been executed and delivered by duly authorized officers of MAPICS, and each constitutes the legal, valid and binding obligation of MAPICS, enforceable against MAPICS in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

          (b) Merger Corp. has the corporate power, capacity and authority necessary to enter into and perform its obligations under this Agreement and the other agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements have been approved by all necessary action of the directors and shareholders of Merger Corp. This Agreement and the other agreements to which Merger Corp. is a party has been executed and delivered by duly authorized officers of Merger Corp., and each constitutes the legal, valid and binding obligation of Merger Corp., enforceable against Merger Corp. in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

     6.3  No Conflict.  Neither the execution, delivery and performance of this
          -----------
Agreement and the other agreements to which Merger Corp. or MAPICS is a party nor the consummation of the transactions contemplated hereby or thereby by Merger Corp. or MAPICS, will (a) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Merger Corp. or MAPICS, (b) result in a default under, any contract or license to which Merger Corp. or MAPICS is a party or by which Merger Corp. or MAPICS is bound, or (c) result in the violation of any Law or Order.

     6.4  Brokers and Finders.  Except as set forth on Schedule 6.4, no finder
          -------------------
or any agent, broker or other Person acting pursuant to authority of Merger Corp. or MAPICS is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     6.5  Statements True and Correct.  No representation or warranty made by
          ---------------------------
Merger Corp. or MAPICS, nor any statement, certificate or instrument furnished or to be furnished to the Company pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     6.6  Purchaser Financing.  MAPICS and Merger Corp. have, or are in a
          -------------------
position to obtain, any and all financing required for purposes of discharging their respective obligations under this Agreement. In this regard, MAPICS has received and has provided to the Company for review, a financing commitment letter issued by BancBoston, N.A. (the "Financing Commitment").

                                   SECTION 7
                                   ---------
                           COVENANTS AND AGREEMENTS
                           ------------------------

     7.1  Pre-Closing Negative Covenants.  The Company covenants and agrees that
          ------------------------------
from the date of this Agreement until the Closing Date, except as otherwise specifically agreed to in writing by MAPICS (which agreement shall not be unreasonably withheld), the Company will not, and the Company will cause each of the Subsidiaries not to:

          (a) incur or agree to incur any material liability or obligation (absolute or contingent) except those trade payable obligations incurred in the ordinary course of business;

          (b) authorize or make any capital expenditure in excess of $10,000, individually, or $25,000, in the aggregate;

          (c) create or incur any mortgage, lien, charge or encumbrance on any of its assets;

          (d) increase the salary of any employee except in the ordinary course of business, pay or agree to pay any bonus, severance or termination pay to any employee, adopt any new employee benefit plan (except where required by law) or, employ or enter into any employment contract between the Company or any of its Subsidiaries and any Person that the Company or its Subsidiaries does not have the unconditional right to terminate without liability;

          (e) amend, alter or terminate any agreement to which it is a party except in the ordinary course of business;

          (f) sell, assign, lease or otherwise transfer or dispose of any of its property or equipment or its businesses, except in the normal course of business and with comparable replacement therefor; or

          (g)  except as indicated in Schedule 7.1(g) merge or consolidate or
                                      --------------
agree to merge or consolidate with or into any other entity;

          (h) issue any additional capital stock or other security to any Person, declare, set aside or pay any dividend or make any other distribution in respect of its capital stock, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock, or issue to any Person options, warrants or other rights to acquire any securities;

          (i)  amend any of its organizational or governing documents;

          (j) purchase any securities or make any material investment, either by purchase of stock or other securities, contributions to capital, asset transfers, or purchase of any assets, in any entity, or otherwise acquire direct or indirect control over any other entity.

          (k) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP, or enter into any settlement, accommodation or agreement with the Internal Revenue Service or any other taxing authority in connection with the Company's 1994-1995 tax returns, which are currently under audit;

          (l) commence any litigation other than in accordance with past practice, settle any litigation involving any liability of the Company or any of its Subsidiaries for material money damages or restrictions upon the operations of the Company or any of its Subsidiaries;

          (m) take any action, or omit to take any action, which would cause any of the represe representations and warranties contained in Section 5 to be untrue or incorrect; or

          (n) make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person.

Anything hereinabove to the contrary notwithstanding, the parties acknowledge and agree that the Company's consummation of the Thru-Put acquisition in accordance with the executed Purchase and Sale Agreement, a copy of which has been provided to MAPICS and Merger Corp., will not constitute a breach of this Agreement.

     7.2  Pre-Closing Affirmative Covenants.  The Company covenants and agrees
          ---------------------------------
that from the date of this Agreement until the Closing Date, except as otherwise specifically agreed in writing by MAPICS (which agreement shall not be unreasonably withheld), the Company will, and will cause each of the Subsidiaries to:

          (a) maintain in effect the insurance coverage referred to in Section 5.20;

          (b) permit MAPICS and its authorized representatives (including, without limitation, any attorneys and accountants designated by MAPICS) to have access

(at mutually agreeable times during normal daytime business hours upon at least 48 hours' prior notice to the Company) to all properties, records and documents of the Company and the Subsidiaries for the purpose of making such inspections and examinations as MAPICS shall deem desirable, and furnish to MAPICS and such representatives financial and other information with respect to the business and properties of the Company and the Subsidiaries as MAPICS may from time to time reasonably request. MAPICS and its representative shall keep confidential any information and documents obtained from the Company or its Subsidiaries. In the event of termination of this Agreement, MAPICS shall immediately return to the Company all such information and documents, including all copies thereof made by MAPICS and the foregoing obligations of confidentiality and nondisclosure shall remain in effect for a period of two (2) years beyond such termination,

          (c) carry on business in substantially the same manner as heretofore (during the preceding one-year period) and not make any material change in personnel, operations, finance, accounting policies, or real or personal property;

          (d) maintain its assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

          (e) perform all obligations under agreements with others in the ordinary course of business;

          (f) use its commercially reasonable efforts to retain present employees, and maintain relationships with suppliers, customers and others having business relations with it;

          (g) pay all accounts payable of the Company and its Subsidiaries in accordance with past practice and collect all accounts receivable in accordance with past practice;

          (h) cause all tax returns that have not been filed prior to the date hereof to be prepared and filed on or before the date such tax return is required to be filed (taking into account any extensions of the filing deadline granted); provided, however, that any such tax return shall not be filed without a reasonable opportunity for prior review and comment by MAPICS or Merger Corp.

          (i) use its commercially reasonable efforts to (A) convene the meeting of its stockholders received for authorization of this Agreement and the contemplated transaction, and (B) obtain the stockholder vote required to effect such authorization.

     7.3  Commercially Reasonable Efforts of the Company.  The Company covenants
          ----------------------------------------------
and agrees to use its commercially reasonable efforts to cause all of its covenants and agreements and all conditions precedent to MAPICS' and Merger Corp.'s and the Company's obligations to close hereunder to be performed, satisfied and fulfilled.

     7.4  MAPICS' and Merger Corp.'s Commercially Reasonable Efforts.  Each of
          ----------------------------------------------------------
MAPICS and Merger Corp. covenants and agrees to use its commercially reasonable efforts to cause all of its covenants and agreements and all conditions precedent to the Company's and MAPICS' and Merger Corp.'s obligations to close hereunder to be performed, satisfied and fulfilled.

     7.5  Public Announcements.  Any public announcement or similar publicity
          --------------------
with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as the parties mutually agree upon in advance. Unless consented to by the Company, on the one hand, or MAPICS and Merger Corp., on the other hand, in advance or required by any applicable legal requirements prior to Closing, MAPICS and Merger Corp., on the one hand, and the Company, on the other hand, shall, and shall cause all Persons under its or their control to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person other than legal, accounting and other advisors to MAPICS or Merger Corp. and others with a need to know. The parties will consult with each other concerning the means by which the Company's and the Subsidiaries' employees, customers, and suppliers and others having dealings with the Company or the Subsidiaries will be informed, if at all, of this Agreement and the transactions contemplated hereby, and each of the Company and MAPICS will have the right to review in advance and approve the general form and substance of any such written communications or to be present for any such oral communications.

     7.6  Notification.  Between the date of this Agreement and the Closing
          ------------
Date, MAPICS, on the one hand, and the Company, on the other hand, will promptly notify the other party in writing if MAPICS or Merger Corp., on the one hand, or the Company, on the other hand, becomes aware of any fact or condition that causes or constitutes a breach, (a) on the one hand, of any of MAPICS' or Merger Corp.'s representations and warranties as of the date of this Agreement, or if MAPICS becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of the occurrence or discovery of such fact or condition, or (b) on the other hand, of any of the Company's representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the disclosure schedules contemplated by the provisions of this Agreement as to the Company, or as to MAPICS and Merger Corp., if such disclosure schedules were dated the date of the occurrence or discovery of any such fact or condition, the Company, on the one hand, and MAPICS, on the other hand, will promptly deliver to the other party a supplement to the applicable disclosure schedule specifying such change, any of which such supplement is subject to the approval of MAPICS in its sole discretion, on the one hand, and the Company in its sole discretion, on the other hand. During the same period, (i) MAPICS will promptly notify the Company of the occurrence of any breach of any covenant of MAPICS or Merger Corp. in this Section 7, or of the occurrence of any event that may make the satisfaction of the conditions in Section 11 hereof impossible or unlikely, and (ii) the Company will promptly notify MAPICS of the occurrence or any breach of any covenant of the Company in this Section 7, or of the occurrence of any event that may make the satisfaction of the conditions in
Section 10 hereof impossible or unlikely.

     7.7  Vacation and Holiday Pay, Etc.  Prior to the Closing, the Company
          ------------------------------
shall provide MAPICS with Schedule 7.7 containing all accrued vacation and
                          ------------
holiday pay estimated as of the Closing Date based upon existing employment policies of the Company and each of its Subsidiaries.

     7.8  Risk of Loss.  The Company shall maintain all risk of condemnation,
          ------------
destruction, loss or damage due to fire or other casualty from the date of this Agreement until the Closing. If a pre-Closing condemnation, destruction, loss or damage is such that the operation of the Company's facilities or the facilities of one of its Subsidiaries is materially interrupted or curtailed or the assets of the Company or its Subsidiaries are materially affected, then Merger Corp. and the MAPICS shall have the right to terminate this Agreement.
If Merger Corp. and MAPICS nonetheless elect to close, the Company shall remit all net condemnation proceeds or third party insurance proceeds to MAPICS and the cash amount indicated on Schedule 3.1 shall be adjusted at Closing to
                             ------------
reflect such condemnation, destruction, loss or damage to the extent that insurance or condemnation proceeds are not sufficient to cover such destruction, loss or damage.

     7.9  No-Shop.  Unless and until this Agreement is terminated pursuant to
          -------
Article 8 hereof, the Company shall not directly or indirectly, through any officer, director, employee, agent, intermediary or otherwise: (i) solicit, initiate or encourage submission of proposals or offers from any Person or other entity relating to any purchase of an equity interest in the Company, or any merger, sale of substantial assets or any similar transaction whether or not resulting in a change of control of the Company; (ii) participate in any discussions or negotiations regarding, or furnish to any other Person or other entity, any information with respect to, or otherwise respond to, cooperate or encourage, any effort or attempt by any other Person or other entity to purchase any equity interest in the Company, or engage in a merger, purchase of substantial assets or any similar transaction whether or not such transaction contemplates a change of control the Company; or (iii) approve or undertake any such transaction. The Company shall promptly communicate to MAPICS and Merger Corp. the terms of any such oral or written proposal or offer upon knowledge or receipt of such proposal or offer.

     7.10 Applications; Antitrust Notification.  To the extent required by
          ------------------------------------
Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), each of the parties has or will promptly file with the United States Federal Trade Commission and the United States Department of

Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of HSR Act. The parties shall cooperate with and deliver to each other copies of all filings, correspondence and orders to and from all regulatory authorities in connection with the transactions contemplated hereby.

     7.11 Filings with State Offices.  Upon the terms and subject to the
          --------------------------
conditions of this Agreement, the Company and Merger Corp. shall execute and file a Certificate of Merger with the Massachusetts Secretary of State in connection with the Closing, and shall take such other actions as are required by the laws of such respective states to effect the Merger.

     7.12 Indemnification of Company Officers, Directors.  At the Effective
          -----------------------------------------------
Time, MAPICS and Merger Corp. shall honor the obligations of the Company (reflected in the Company's by-laws and articles of organization) providing for indemnification and limitation of liability in favor of Persons who were officers and directors of the Company prior to the Merger.

     7.13 Collection of Company Accounts Receivable.  From and after the
          -----------------------------------------
Closing, MAPICS and Merger Corp. will exercise commercially reasonable efforts to collect accounts receivable that were on the books of the Company prior to the Closing and will otherwise collect such accounts receivable in substantially the same manner and with the same diligence as are applicable with respect to collection of MAPICS' other accounts receivable.

     7.14 Payment of Certain Indebtedness. MAPICS agrees that, immediately
          -------------------------------
following the Closing, it will cause the Company to, or will itself, make the payments required under paragraphs (vi), (vii), (viii) and (x) in Schedule 3.1 hereto.

                                   SECTION 8
                                   ---------
                                  TERMINATION
                                  -----------

     8.1  Grounds for Termination.  Anything herein or elsewhere to the contrary
          -----------------------
notwithstanding, this Agreement and the obligations of the parties hereunder may be terminated on or prior to the Closing Date, as follows:

          (a) By MAPICS (i) in the event that the transactions contemplated hereunder have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either MAPICS or the Company; (ii) in the event the conditions precedent to MAPICS' obligation to close are not satisfied and performed in full at or prior to the Closing Date, as required by Section 10 hereof (other than as a result of a breach by MAPICS or Merger Corp. of their obligations hereunder); or (iii) in the event the Company breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by the Company under the terms of this Agreement and such breach, violation or failure is not cured within 6 days after written notice thereof or waived by MAPICS prior to Closing.

          (b) By the Company (i) in the event that the transactions contemplated hereunder have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either MAPICS, Merger Corp. or the Company; (ii) in the event the conditions precedent to the obligation of the Company to close are not satisfied and performed in full at or prior to the Closing Date, as required by Section 11 hereof (other than as a result of breach by the Company of its obligations hereunder); or (iii) in the event MAPICS or Merger Corp. breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by MAPICS or Merger Corp. under the terms of this Agreement, and such breach, violation or failure is not cured within 10 days after written notice thereof or waived by the Company prior to Closing.

          (c) By the Company and MAPICS by mutual agreement or if the Closing shall not have occurred by the Outside Closing Date.

     8.2  Consequences of Termination.  Each party's right of termination under
          ---------------------------
Section 8.1 hereof is in addition to any other rights such party may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate, except that the obligations in Section 7.2(b) (the last sentence only), 7.5 and Section 12 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   SECTION 9
                                   ---------
                            AMENDMENT OF AGREEMENT
                            ----------------------

     At any time on or prior to the Closing Date, MAPICS and the Company may, by written agreement:

          (a) extend the time for performance of any of the obligations or other actions of the parties hereto;

          (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant thereto;

          (c) waive compliance with any of the covenants or conditions contained in this Agreement; provided, however, that a party may waive any of all of the conditions precedent to its obligation to close without a written amendment signed by both parties; and

          (d)  amend this Agreement in any other respect.

     Any and all amendments shall be effective if made in writing by all parties.

                                  SECTION 10
                                  ----------
              CONDITIONS PRECEDENT TO MAPICS' OBLIGATION TO CLOSE
              ---------------------------------------------------

     The obligation of MAPICS and Merger Corp., acting together, to consummate the transactions contemplated by this Agreement is subject to and contingent upon the satisfaction on or before the Closing Date of the following express conditions precedent:

     10.1  Representations, Warranties and Covenants.  Each of the
           -----------------------------------------
representations and warranties of the Company contained in this Agreement and the other transaction documents required hereby shall be true and correct, except for such changes which would not have a material adverse effect on the Company taken as a whole as reasonably determined by MAPICS as of the date hereof and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, and the Company shall have performed all covenants and agreements on its part required to be performed and shall not be in default under any of the provisions of this Agreement on the Closing Date.

     10.2  Good Standing. MAPICS shall have received good standing and existence
           -------------
certificates for the Company and each of the Subsidiaries, issued by the Secretary of State of its respective state of incorporation and dated not more than thirty (30) days prior to the Closing.

     10.3  Litigation. No action or proceeding shall have been instituted and no
           ----------
order, decree or judgment of any court, agency, commission or authority shall be subsisting questioning the validity of this Agreement or seeking to restrain the consummation thereof which would in MAPICS' good faith opinion render it impossible or inadvisable to consummate the transactions provided for in this Agreement.

     10.4  Opinion of Counsel.  MAPICS shall have received an opinion of
           ------------------
McDermott, Will & Emery, counsel to the Company, and the Shareholders, in customary form for transactions of the type contemplated in this Agreement (to include, without limitation, customary opinion as to capitalization of the Company and the Subsidiaries) and reasonably satisfactory to MAPICS.

     10.5  Resolutions.  The Company shall have delivered to MAPICS copies,
           -----------
certified by the appropriate authorized officer of the Company of resolutions adopted by the Board of Directors and the shareholders of the Company approving this Agreement and the transactions contemplated hereby.

     10.6  Governmental Concurrences.  MAPICS and/or its assignees shall have
           -------------------------
obtained assurances from all the necessary governmental authorities, in form and substance reasonably satisfactory to MAPICS, that MAPICS and/or its assignees will be granted all governmental approvals and/or contracts necessary or appropriate for the operation of the Company as previously operated.

     10.7  Adverse Changes.  There shall not have occurred any other event or
           ---------------
condition which has had or which reasonably may be expected to have a material and adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Company or any of the Subsidiaries, taken as a whole.

     10.8  Due Diligence Review.  MAPICS and its representatives shall be
           --------------------
satisfied, in MAPICS' sole and absolute discretion, with the results of its due diligence investigation of the Company and the Subsidiaries limited, however, to the following matters:

           (a) Tax returns requested pursuant to MAPICS' written due diligence request list, provided to the Company on or about November 18, 1999 (the "Due Diligence Request").

           (b) Schedules and financial statements to be attached to or provided pursuant to (i) the Purchase and Sale Agreement entered into or to be entered into between the Company, or its subsidiary, and Thru-Put, and (ii) the acquisition agreement entered into between the Company and Softwave, Inc.

           (c) List of all of the Company's general reserves.

           (d) List of all of the Company's deferred initial license revenue amounts.

           (e) Documentation relating to third party relationships of Thru-Put and Softwave, Inc.

Anything hereinabove or elsewhere to the contrary notwithstanding, MAPICS and Merger Corp. shall be empowered to decline consummation of the transactions contemplated herein by reason of matters discovered in such due diligence only in the event that such matters, separately or as a whole, constitute a Material Adverse Change.

     Materials reflecting or including the information described above will be provided by the Company to MAPICS or Merger Corp., or either of them, as soon as practicable. In the event that MAPICS or Merger Corp., or either of them intend to decline consummation of the transactions contemplated herein by reason of information (the "Adverse Information") received in any such materials, notice of such intention shall be provided to the Company, specifying the Adverse Information. Any such notice shall be effective only if and to the extent that it is received by the Company no later than fourteen (14) days after the date of receipt by MAPICS or Merger Corp., or either of them, of the Adverse Information.

     10.9   Financing. Reference is made to that certain letter agreement dated
            ---------
December 10, 1999 from Bank Boston, N.A., (the "Lender") to MAPICS, reflecting a commitment for financing from the Lender (the "Financing Commitment"). The Lender shall not have declined to fund the financing described in the Financing Commitment (the "Financing") in a manner permitted under and pursuant to the terms of the Financing Commitment; with regard to the foregoing, MAPICS shall use its reasonable commercial efforts to cause the Lender to close the Financing in the manner provided in the Financing Commitment.

     10.10  Escrow Agreement.  The parties hereto and the representative of the
            ----------------
Shareholders and First Union National Bank, Atlanta, Georgia shall have entered into the Escrow Agreement provided for under Section 3.1(b) hereof.

     10.11  Indemnification Agreement.  MAPICS and the representative of the
            -------------------------
Shareholders shall have entered into an Indemnification Agreement in substantially the form of Exhibit 10.11 hereto.
                          -------------

     10.12  Resignations; Releases.  All officers and directors of the Company
            ----------------------
and the Subsidiaries from whom resignations have been requested by MAPICS shall have submitted resignations from applicable boards of directors and offices. Each of such Persons shall also have executed and delivered a Release substantially in the form of Exhibit 10.12, attached hereto and made a part
                             -------------
hereof.

     10.13  Other Agreements.  The Company shall have executed and delivered to
            ----------------
MAPICS all of the other Closing Documents and all other documents, instruments and certificates required to be delivered by the Company pursuant to any term or provision of this Agreement.

     10.14  Dissenters.  No more than (i) 50,000 shares of the Company's Common
            ----------
Stock shall be held by Persons who have qualified for dissenters' rights under the Massachusetts Business Corporation Code, and (ii) no holder of Company Capital Stock other than the Company's Common Stock.

     10.15  Thru-Put Closing.  The Company's transaction with Thru-Put, Inc.
            ----------------
shall have been consummated substantially on the terms provided in the Purchase and Sale Agreement dated December 7, 1999 between the Company, TPTI Acquisition, Inc. and Thru-Put. In connection with the foregoing, the parties acknowledge and agree as follows:

          (a) The escrow agreement to be delivered in connection with the Thru-Put transaction will permit substitution of the cash consideration to be delivered pursuant to this Agreement for the Company's shares to be deposited into such escrow at the closing of the Thru-Put transaction.

          (b) The Company will use its reasonable commercial efforts to close the Thru-Put transaction expeditiously and as soon as practicable after the execution of this Agreement, but in any event no later than December 31, 1999.

          (c) Any liens that encumber the assets of Thru-Put to be purchased by the Company or a Subsidiary will be satisfied at or prior to the Closing.

     10.16  HSR Act Compliance.   The parties shall have complied with all
            ------------------
waiting  periods under the HSR Act.

     10.17  Payment of 1998 Taxes.  All of the Company's state and federal tax
            ---------------------
returns for 1998 shall have been properly filed and all taxes payable in connection with such returns shall have been paid in full.

     10.18  Amendment of Employee Benefit Plans.  The Company shall have taken
            -----------------------------------
all steps necessary to amend the Company's Retirement Savings Plan to provide that eligibility and participation under the plan are limited to employees of the Company. The Company shall have filed with the Internal Revenue Service a request for a determination of the plan's qualified status as an individual designed plan following the amendment. Additionally, the Company shall have taken all steps necessary to either terminate the Thru-Put Employee 401(k) Savings Plan or to amend such plan to provide that eligibility and participation under the plan are limited to former employees of Thru-Put.

     10.19  Pay-Off of Long-Term Debt.  Neither the Company nor its Subsidiaries
            -------------------------
shall have any long-term debt other than an obligation in favor of Fleet Financial in an amount not to exceed $2,750,000.

     10.20  Stockholders' Agreement. That certain Stockholders' Agreement dated
            -----------------------
October 31, 1995 by and among the Company and stockholders named therein shall have been terminated.

                                  SECTION 11
                                  ----------
                      CONDITIONS PRECEDENT TO OBLIGATION
                      ----------------------------------
                            OF THE COMPANY TO CLOSE
                            -----------------------

     The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to and contingent upon the satisfaction on or before the Closing Date of the following express conditions precedent:

     11.1 Representations, Warranties and Covenants.  Each of the
          -----------------------------------------
representations and warranties of MAPICS and Merger Corp. contained in this Agreement and the other transaction documents required hereunder shall be true and correct in all material respects, as reasonably determined by the Company as of the date hereof and as of the Closing Date, and MAPICS and Merger Corp. shall have performed all covenants and agreements on its part required to be performed and shall not be in default under any of the provisions of this Agreement at or prior to the Closing Date.

     11.2 Resolutions.
          -----------

          (a) MAPICS shall have delivered to the Company copies, certified by the Secretary or Assistant Secretary of MAPICS, of resolutions adopted by the Board of Directors of MAPICS and approving this Agreement and the consummation of the transactions contemplated hereby.

          (b) Merger Corp. shall have delivered to the Company copies, certified by the Secretary or Assistant Secretary of Merger Corp., of resolutions adopted by the Board of Directors and shareholders of Merger Corp. and approving this Agreement and the consummation of the transactions contemplated hereby.

     11.3 Existence.
          ---------

          (a) The Company shall have received a Certificate of Existence for MAPICS, issued by the Secretary of State of the State of Georgia, and dated not more than thirty (30) days prior to the Closing.

          (b) The Company shall have received a good standing certificate for Merger Corp., issued by the Secretary of the Commonwealth of Massachusetts, and dated not more than thirty (30) days prior to the Closing.

     11.4 Opinion of Counsel.  The Company shall have received an opinion of
          ------------------
counsel to MAPICS and Merger Corp. in customary form for transactions of the type contemplated in this Agreement and reasonably satisfactory to the Company.

     11.5 Litigation.  No action or proceeding shall have been instituted and no
          ----------
order, decree or judgment of any court, agency, commission or authority shall be subsisting questioning the validity of this Agreement or seeking to restrain the consummation thereof which would, in the Company's good faith opinion, render it impossible or inadvisable to consummate the transactions provided for in this Agreement.

     11.6 Indemnification Agreement.  MAPICS and the representative of the
          -------------------------
Shareholders shall have entered into an Indemnification Agreement in substantially the form of Exhibit 10.11 hereto.

     11.7   Appointment of Representative.  The Shareholders shall have executed
            -----------------------------
an instrument appointing a representative for purposes of the Indemnification Agreement and the Escrow Agreement.

     11.8   Escrow Agreement.  The parties hereto, MAPICS, the representative of
            ----------------
the Shareholders and First Union National Bank, Atlanta, Georgia, shall have entered into the Escrow Agreement and MAPICS shall have deposited the sum of $4,800,000 into escrow pursuant to and in accordance with the Escrow Agreement.

     11.9   Necessary Consents. The consent of all Persons and entities
            ------------------
necessary for the consummation of the transactions contemplated hereby shall have been granted.

     11.10  No Material Adverse Change.  There shall have been no material
            --------------------------
adverse change in the financial condition or operations of MAPICS.

     11.11  Other Agreements.  MAPICS and Merger Corp. shall have executed and
            ----------------
delivered to the Company all of the other Closing Documents and all other documents, instruments, certificates required to be delivered by MAPICS.

     11.12  HSR Act Compliance.  The parties shall have complied with all
            ------------------
waiting periods under the HSR Act.

                                  SECTION 12
                                  ----------
                              PAYMENT OF EXPENSES
                              -------------------

     One-half (1/2) of the sum of all legal, accounting and other expenses incident to this Agreement and the transactions contemplated hereby incurred by the Shareholders or the Company shall be paid by the Company; the other one-half shall be offset against the consideration paid by MAPICS and Merger Corp.
Legal, accounting and other expenses incurred by MAPICS and Merger Corp. shall be paid by MAPICS. Notwithstanding the foregoing provisions of this Section 12, if the transactions contemplated hereby are not consummated as a result of a breach of this Agreement by any party, such party shall be liable for expenses and costs incurred by the other party (or the Shareholders, as the case may be), together with all reasonable expenses and costs (including attorneys' fees) incurred by the other party in connection with enforcing its rights under this Agreement.

                                  SECTION 13
                                  ----------
                             ADDITIONAL DOCUMENTS
                             --------------------

     The parties hereto will, at any time, before, at or after the Closing Date, sign, execute and deliver all such documents and instruments and do or cause to be done all such other acts and things as may be necessary to carry out the provisions of this Agreement.

                                  SECTION 14
                                  ----------
                                    NOTICES
                                    -------

     Any notice or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, or by Federal Express, UPS or similar service or by telecopy, addressed as follows:

The Company:                   Pivotpoint, Inc.
                               600 West Cummings Park, Suite 5500
                               Woburn, Massachusetts 01801
                               Attention:  Stephen C. Haley, President

With a Copy (which shall
not constitute notice) to:     McDermott, Will & Emery
                               28 State Street
                               Boston, Massachusetts 02114
                               Attention:  John J. Egan III, P.C.

MAPICS:                        MAPICS, Inc.
                               1000 Windward Concourse Parkway
                               Alpharetta, Georgia 30005
                               Fax No.: (404) 678-319-8949
                               Attention: Martin D. Avallone

With a Copy (which shall       Alston & Bird
not constitute notice) to:     One Atlantic Center
                               1201 West Peachtree Street
                               Atlanta, Georgia 30309-3424
                               Fax No.: (404) 881-7777
                               Attention: Jonathan W. Lowe, Esq.

or to such other addresses as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so expressed or telecopied and five (5) business days after the date so mailed (if mailed).

                                  SECTION 15
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     15.1 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be one and the same Agreement.

     15.2 Headings.  The headings in this Agreement are for convenience only and
          --------
shall not affect the construction hereof.

     15.3 Assignability; Binding Terms and Provisions.  This Agreement shall not
          -------------------------------------------
be assignable by any of the parties hereto without the prior written consent of the other parties hereto. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     15.4 Entire Agreement.  This Agreement shall constitute the entire
          ----------------
agreement among the parties with respect to the foregoing and may not be amended except as provided herein.

     15.5 Governance.  This Agreement shall be governed by, and construed and
          ----------
enforced in accordance with, the laws of the State of Georgia.

     15.6 Waiver of Breach.  The waiver by either party of a breach or violation
          ----------------
of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

     15.7 Third Party Beneficiaries.  Except as expressly provided in this
          -------------------------
Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and the respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action over or against any party to this Agreement. Anything hereinabove to the contrary notwithstanding, the parties acknowledge and agree that MAPICS shall have the right to make a security assignment of its interest in this Agreement to any financial institution that provides financing for the benefit of MAPICS in connection with its acquisition of the Company pursuant to this Agreement.

     15.8 Dispute Resolution.  All disputes arising under this Agreement (other
          ------------------
than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the JAMS/ENDISPUTE. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Company and MAPICS in accordance with such Rules. The arbitration shall be held in such place in New York City, New York as may be specified by the arbitrator (or any place agreed to by the Company, MAPICS and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement; provided, however, if necessary, such decision and satisfaction procedure may be enforced in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Company and MAPICS. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

     15.9   Knowledge.  As used in this Agreement, the term "knowledge" or
            ---------
"Knowledge," with respect to the Company, means and is deemed to exist as to a particular matter or fact, if, (i) John Nugent, Stephen C. Haley, Marlene O'Brien, Michael Taffe or Brian LaRock is actually aware of such fact or other matter after reasonable inquiry within the Company, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; and, with respect to any entity (other than an individual), means and is deemed to exist as to a particular matter of fact if, any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such entity (or in any similar capacity), has, or at any time had, knowledge of such fact or other matter of the sort described above in this Section 15.9.

     15.10  Schedules.  Each Schedule to this Agreement shall be considered a
            ---------
part hereof as if set forth herein in full. Each Schedule hereto may be updated by the Company, subject to approval by MAPICS as of the Closing, in its discretion.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by a duly authorized officer on the date first above written.

                                   PIVOTPOINT, INC.

                                   By:     /s/ Stephen C. Haley
                                           --------------------
                                   Title:  President/CEO
                                           -------------


                                   MAPICS, INC.

                                   By:     Richard C. Cook
                                           ---------------
                                   Title:  President/CEO
                                           -------------


                                   MAPICS MERGER CORP.

                                   By:     William J. Gilmour
                                           ------------------
                                   Title:  President
                                           ---------